EXECUTION COPY


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                       STOCK AND ASSET PURCHASE AGREEMENT


                                     BETWEEN


                          BRISTOL-MYERS SQUIBB COMPANY


                                       and


                               CONMED CORPORATION




                          Dated as of November 26, 1997




                          SALE OF LINVATEC CORPORATION








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



                                TABLE OF CONTENTS
                                                                            Page



                                    ARTICLE I

              PURCHASE AND SALE OF THE SHARES AND THE OTHER ASSETS
Section 1.1  Purchase and Sale of the Shares and the Other
                Assets.........................................................1



                                   ARTICLE II

                       CLOSING; PURCHASE PRICE ADJUSTMENT
Section 2.1  Closing ..........................................................3
Section 2.2  Working Capital Cash Purchase Price Adjustment....................4
Section 2.3  Other Assets Cash Purchase Price Adjustment.......................7



                                   ARTICLE III

                              CONDITIONS TO CLOSING
Section 3.1  Buyer's Obligation................................................9
Section 3.2  Seller's Obligation..............................................10
Section 3.3  Waiver of Closing Conditions.....................................11
Section 3.4  Frustration of Closing Conditions................................12



                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
Section 4.1  Authority .......................................................12
Section 4.2  No Conflicts; Consents...........................................13
Section 4.3  The Shares and the Other Assets..................................14
Section 4.4  Organization and Standing; Books and Records.....................14
Section 4.5  Capital Stock of the Company and the Subsidiary .................15
Section 4.6  Equity Interests.................................................16
Section 4.7  Financial Statements.............................................16
Section 4.8  Taxes............................................................17
Section 4.9  Assets Other than Real Property Interests........................18
Section 4.10  Title to Real Property..........................................19
Section 4.11  Intellectual Property...........................................19
Section 4.12  Contracts ......................................................20



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                                                                               2


Section 4.13  Litigation .....................................................24
Section 4.14  Benefit Plans  .................................................24
Section 4.15  Absence of Changes or Events....................................27
Section 4.16  Compliance with Applicable Laws.................................28
Section 4.17  Employee and Labor Matters......................................29
Section 4.18  Material Services Provided by Seller, Zimmer
                or their Respective Affiliates to the
                Company.......................................................30
Section 4.19.  Plant and Equipment............................................30
Section 4.20.  No Severance Payments..........................................30



                                    ARTICLE V

                               COVENANTS OF SELLER
Section 5.1  Access...........................................................31
Section 5.2  Ordinary Conduct.................................................31
Section 5.3  Insurance........................................................34
Section 5.4  Zimmer U.S. Receivables..........................................35



                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER
Section 6.1  Authority........................................................37
Section 6.2  No Conflicts; Consents...........................................37
Section 6.3  Securities Act...................................................38
Section 6.4  Actions and Proceedings, etc.....................................38
Section 6.5  Availability of Funds............................................38



                                   ARTICLE VII

                          COVENANTS OF BUYER AND SELLER
Section 7.1  Confidentiality .................................................38
Section 7.2  No Additional Representations....................................39
Section 7.3  No Use of Certain Names..........................................40



                                  ARTICLE VIII

                                MUTUAL COVENANTS
Section 8.1  Consents.........................................................41
Section 8.2  Cooperation......................................................41
Section 8.3  Publicity........................................................42
Section 8.4  Best Efforts.....................................................42



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                                                                               3


Section 8.5  Antitrust Notification and Other Regulatory
                Filings.......................................................42
Section 8.6  Records..........................................................43
Section 8.7  Distribution Arrangements and Additional
                Support Services..............................................44
Section 8.8  Manufacturing Agreement..........................................44
Section 8.9  Convatec Agreement...............................................45
Section 8.10  Certain Liabilities.............................................45



                                   ARTICLE IX

                          EMPLOYEE AND RELATED MATTERS
Section 9.1  Employee Matters.................................................45
Section 9.2  Continuation of Comparable Benefit Plans.........................45
Section 9.3  Pension Plan.....................................................46
Section 9.4  401(k) Plan......................................................47
Section 9.5  Non-Qualified Plans..............................................47
Section 9.6  Medical/Dental Plans.............................................48
Section 9.7  Short and Long-Term Disability...................................50
Section 9.8  Life Insurance...................................................50
Section 9.9  Severance........................................................50
Section 9.10  Performance Bonuses.............................................50
Section 9.11  Outplacement Services...........................................51
Section 9.12  Relocation Benefits.............................................51
Section 9.13  Vacation Benefits...............................................51
Section 9.14  Non-U.S. Employees..............................................51



                                    ARTICLE X

                               FURTHER ASSURANCES
Section 10.1  Further Assurances..............................................52



                                   ARTICLE XI

                                 INDEMNIFICATION
Section 11.1  Tax Indemnification.............................................52
Section 11.2  Other Indemnification by Seller.................................54
Section 11.3  Other Indemnification by Buyer..................................55
Section 11.4  Cooperation.....................................................56
Section 11.5  Losses Net of Insurance, etc....................................57
Section 11.6  Termination of Indemnification..................................57
Section 11.7  Procedures Relating to Indemnification for
                 Third Party Claims...........................................57



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                                                                               4


Section 11.8  Procedures Relating to Indemnification for
                 Other Claims (Other than Tax Claims under
                 Section 11.1)................................................59
Section 11.9  Procedures Relating to Indemnification of Tax
                 Claims.......................................................59



                                   ARTICLE XII

                                   TAX MATTERS
Section 12.1  Responsibility for Preparation and Filing of
                 Tax Returns and Amendments...................................60
Section 12.2  Cooperation.....................................................61
Section 12.3  Refunds and Credits.............................................62
Section 12.4  Transfer Taxes .................................................63
Section 12.5  FIRPTA Certificate..............................................63
Section 12.6  Buyer Activity on Closing Date..................................63
Section 12.7  Buyer Activity Post-Closing.....................................63
Section 12.8  338 Elections...................................................64



                                  ARTICLE XIII

                                   TERMINATION
Section 13.1  Termination.....................................................64
Section 13.2  Return of Confidential Information..............................65
Section 13.3  Consequences of Termination.....................................65



                                   ARTICLE XIV

                           SURVIVAL OF REPRESENTATIONS
Section 14.1  Survival of Representations.....................................66



                                   ARTICLE XV

                                  MISCELLANEOUS
Section 15.1  Assignment......................................................66
Section 15.2  No Third-Party Beneficiaries....................................66
Section 15.3  Expenses........................................................67
Section 15.4  Amendments......................................................67
Section 15.5  Notices.........................................................67
Section 15.6  Interpretation; Exhibits and Schedules;
                 Definitions..................................................68
Section 15.7  Counterparts....................................................71
Section 15.8  Entire Agreement................................................71
Section 15.9  Fees............................................................72



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                                                                               5


Section 15.10  Severability  .................................................72
Section 15.11  Consent to Jurisdiction........................................72
Section 15.12  Waiver of Jury Trial...........................................73
Section 15.13  GOVERNING LAW .................................................74




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                                                                               6


                                    Exhibits


Exhibit A                  [Intentionally Omitted]
Exhibit B                  Opinion of Cravath, Swaine & Moore
Exhibit C                  Opinion of John L. McGoldrick
Exhibit D                  Opinion of Sullivan & Cromwell
Exhibit E                  Opinion of Joseph J. Corasanti
Exhibit F                  Form of Warrant
Exhibit G                  Transition and Distribution Services
                           Agreement
Exhibit H                  Distribution Agreement
Exhibit I                  Manufacturing Agreement
Exhibit J                  Cross-Licensing Agreement
Exhibit K                  Convatec Term Sheet

                       STOCK AND ASSET PURCHASE AGREEMENT


                                    STOCK AND ASSET PURCHASE AGREEMENT dated as
                           of November 26, 1997, between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("Seller"), and CONMED CORPORATION, a New York corporation ("Buyer").


         Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, par value $.00001 per share (the "Shares"), of Linvatec Corporation, a Florida corporation and wholly owned subsidiary of Seller (the "Company"). In addition, Buyer desires to purchase from Seller's Affiliates that are set forth on Schedule 1(a) (the "Seller Entities"), and Seller desires to cause such Affiliates to sell to Buyer, certain assets relating to the Company's International Business and Domestic Hall Surgical Business. The term "International Business" means the business conducted by the Company, Envision Medical Corporation, a California corporation and wholly owned subsidiary of the Company (the "Subsidiary"), and certain other subsidiaries of Seller, including the Seller Entities, relating to the sale outside of the United States of all the Company's products. The term "Domestic Hall Surgical Business" means the business conducted by the Company, the Subsidiary and Zimmer, Inc., a wholly owned subsidiary of Seller ("Zimmer"), relating to the sale of the Company's Hall(R) Surgical branded products throughout the United States and the sale of the Company's arthroscopy products to the accounts in the United States listed on Schedule 1(b).

         Accordingly, Seller and Buyer hereby agree as follows:


                                    ARTICLE I

              PURCHASE AND SALE OF THE SHARES AND THE OTHER ASSETS

         Section 1.1 Purchase and Sale of the Shares and the Other Assets. (a) On the terms and subject to the conditions of this Agreement, (i) Seller will sell, transfer and deliver (or cause to be sold, transferred and delivered) to Buyer, and Buyer will purchase from Seller, free and clear of all Liens (Section 15.7(c) identifies the sections of this Agreement in which this term and the other capitalized terms used herein are defined) the Shares and (ii) Seller will sell, convey, transfer and assign or cause the Seller Entities to sell, convey, transfer and assign to Buyer or its designee, and Buyer or its designee will purchase from Seller or such Seller Entities, as applicable, the Other Assets, for an aggregate purchase price equal to (A) $370,000,000 (the "Cash Purchase Price") plus (B) the Warrant Consideration (the Warrant Consideration, together with the Cash Purchase Price, the "Purchase Price"), payable and subject to adjustment as set forth in Article II. The "Warrant Consideration" means the Warrant, in the form of Exhibit F, to purchase common stock, par value $1.00 per share, of Buyer with an exercise price per share equal to 130% of the average of the closing sale prices of a share of such common stock on the NASDAQ National Market System for the 15 consecutive trading days immediately preceding the Closing Date (the "Warrant"), on the terms of and subject to the conditions of the Warrant.

         (b) The "Non-U.S. Inventory Purchase Price" means the aggregate standard cost for the Non-U.S. Inventory, which standard cost means the standard cost used to prepare the Balance Sheet. The term "Other Assets" means (i) products which are both (A) manufactured by the Company or the Subsidiary and sold to a Seller Entity prior to the Closing Date in connection with the International Business and (B) owned by such Seller Entity as of the Closing Date (the "Non-U.S. Inventory") and (ii) accounts receivable reflected in Closing Working Capital which were owned by Zimmer as of the Closing Date and arise out of the sale in the United States of the Company's Hall(R) Surgical branded products by Zimmer's U.S. distributors (the "Zimmer U.S. Receivables"). If any amount necessary to compute the Non-U.S. Inventory Purchase Price is in a currency other than U.S. dollars, such amount shall be converted into U.S. dollars at the prevailing commercial rate of exchange for purchasing U.S. dollars with the applicable foreign currency, as quoted by Citibank, N.A. in New York City two business days prior to the Closing Date. On or prior to December 15, 1997, Seller shall cause Zimmer to provide (i) a good faith estimate of the amount of Zimmer U.S. Receivables and (ii) a good faith estimate of the amount of Non-U.S. Inventory with a breakdown by Seller Entity, in each case as of November 30, 1997.

         (c) Buyer and Seller shall negotiate in good faith to allocate the Purchase Price among the Shares and the Other Assets prior to the Closing Date. If Buyer and Seller agree on an allocation of the Purchase Price prior to the Closing Date, Buyer and Seller shall set forth such allocation in Schedule 1.1(c). To the extent the Purchase Price is adjusted pursuant to Section 2.2 or 2.4 after the Closing Date, and if Buyer and Seller have been able to agree on a Purchase Price allocation pursuant to the preceding sentence, Buyer and Seller shall negotiate in good faith to allocate such adjustment among the Shares and the Other Assets in a manner consistent with the original Purchase Price allocation, and Schedule 1.1(c) shall be amended accordingly. In such case, neither Buyer nor Seller, nor any of their respective Affiliates (including the Company and the Subsidiary), shall take any position on any return, declaration, report, or information return or statement relating to Taxes inconsistent with any allocation set forth in Schedule 1.1(c), unless required to do so by applicable law.


                                   ARTICLE II

                       CLOSING; PURCHASE PRICE ADJUSTMENT

         Section 2.1 Closing. The closing (the "Closing") of the purchase and sale of the Shares and the Other Assets shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, at 10:00 a.m. on December 31, 1997, or, if the conditions to the Closing set forth in
Article 3 shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing,
(a) Buyer shall deliver to Seller, by wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the sum of (i) the Cash Purchase Price and (ii) the Closing Tax Adjustment Amount plus or minus (iii) an estimate, prepared by Seller, containing sufficient detail to describe the basis therefore and the calculation thereof and delivered to Buyer at least three business days prior to the Closing Date, of any adjustment to the Cash Purchase Price under Section 2.2 (the Cash Purchase Price plus or minus such estimate of any adjustment under Section 2.2 being hereinafter called the "Closing Date Amount"); (b) Buyer shall execute and deliver to Seller the Warrant; (c) Seller shall deliver or cause to be delivered to Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed; and (d) Seller (acting as agent for the Seller Entities) shall deliver or cause to be delivered to

Buyer such appropriately executed instruments of sale, assignment, transfer and conveyance in form and substance reasonably satisfactory to Buyer and its counsel evidencing and effecting the sale, assignment, and transfer to Buyer of the Other Assets (it being understood that such instruments shall not require the Seller Entities to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement). With respect to Intellectual Property, Seller hereby agrees to execute (or cause the appropriate Seller Entities to execute) after the Closing such additional documents (provided that such documents are reasonably satisfactory in form and substance to Seller) in form appropriate for recordation (with governmental agencies or authorities responsible for intellectual property) in all countries where such Intellectual Property is registered as Buyer may prepare and request from time to time for the purpose of perfecting Buyer's rights in, maintaining the enforceability of, or obtaining proper recordation of the assignment to Buyer of, such Intellectual Property, including but not limited to, executing powers of attorney, deeds of assignment, proofs of use, registered user agreements, original certificates of registration (to the extent available) or letters patent, affidavits or declarations, it being understood that the cost of preparing and recording any such documents shall be borne by Buyer.

         Section 2.2 Working Capital Cash Purchase Price Adjustment. (a)(i) Within 60 calendar days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "Statement"), certified by an officer of Buyer, setting forth Working Capital as of the close of business on the Closing Date ("Closing Working Capital") and a certificate of Buyer stating that the Statement has been prepared in compliance with the requirements of this Section 2.2.

         (ii) During the 30 calendar day period following Seller's receipt of the Statement, Seller shall be permitted to review the working papers of Buyer relating to the Statement. The Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Seller gives written notice of its disagreement with the Statement ("Notice of Disagreement") to Buyer prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 2.2. If a Notice of Disagreement is received by

Buyer in a timely manner, then the Statement (as revised in accordance with clause (1) or (2) below) shall become final and binding upon Seller and Buyer on the earlier of (1) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or
(2) the date any disputed matters are finally resolved in writing by the Accounting Firm.

         (iii) During the 30 calendar day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30 calendar day period, Seller and Buyer shall submit to a nationally recognized independent accounting firm mutually agreed upon by Seller and Buyer (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters which remain in dispute and which were properly included in the Notice of Disagreement. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 calendar days of the receipt of such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 2.2(a). The cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this
Section 2.2(a) shall be borne by the party that, on a relative basis, prevails less on matters resolved by the Accounting Firm, which determination also shall be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matter submitted.

         (b) Subject to Section 2.2(f),the Cash Purchase Price shall be increased by the amount by which Closing Working Capital exceeds $38,571,000 (the "WC Amount"), and the Cash Purchase Price shall be decreased by the amount by which Closing Working Capital is less than the WC Amount (the Cash Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted Cash Purchase Price"). If the Closing Date Amount is less than the Adjusted Cash Purchase Price, Buyer shall, and if the Closing Date Amount is more than the Adjusted Cash Purchase

Price, Seller shall, within 10 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon from and including the Closing Date to but excluding the actual date of payment at the Prime Rate.

         (c) The term "Working Capital" shall mean Current Assets minus Current Liabilities. The WC Amount equals Working Capital on the date of the Domestic Balance Sheet, and shall not be subject to change regardless of whether the items included therein were in accordance with United States generally accepted accounting principles ("GAAP"). The terms "Current Assets" and "Current Liabilities" shall mean the U.S. current assets and current liabilities of the Company and the Subsidiary, calculated in accordance with the Bristol Myers Squibb Company Accounting Procedures previously delivered to Buyer and certified to be in effect as of June 30, 1997 (the "Seller Accounting Policies"), which Seller hereby represents to Buyer are in accordance with GAAP (it being understood that current assets and current liabilities should be classified as "U.S. current assets and liabilities" consistent with the classifications used in preparing the Domestic Balance Sheet). Current assets and current liabilities relating to Taxes shall not be taken into account in determining Working Capital. The parties agree that the adjustment contemplated by this Section 2.2(c) is intended to show the change in Working Capital from the date of the Domestic Balance Sheet to the Closing Date, and that such change can only be measured if the calculation is done in the same way and uses Seller Accounting Policies at both dates. The scope of the disputes to be resolved by the Accounting Firm is limited to whether such calculation was done in accordance with this Section 2.2(c), including whether Seller Accounting Policies were used and whether there were mathematical errors in the Statement, and the Accounting Firm is not to make any other determination, including any determination as to whether GAAP was followed for the Domestic Balance Sheet or the Statement. Any items on or omissions from the Domestic Balance Sheet that are based upon errors of fact or mathematical errors or that are not in accordance with the Seller Accounting Policies shall be retained for purposes of calculating Closing Working Capital.

         (d) Buyer agrees that following the Closing any actions with respect to the accounting books and records of the Company on which the Statement is to be based that are not consistent with the Seller Accounting Policies shall not be taken into consideration for purposes of calculating the Closing Working Capital.

         (e) During the period of time from and after the Closing Date through the resolution of any adjustment to the Cash Purchase Price contemplated by this
Section 2.2, Buyer shall cause the Company to afford to Seller and any accoun-tants, counsel or financial advisers retained by Seller in connection with any adjustment to the Cash Purchase Price contemplated by this Section 2.2 reasonable access during normal business hours to all the Company's properties, books, contracts, personnel and records relevant to the adjustment contemplated by this Section 2.2 (including the working papers relating to the Statement of Buyer and any working papers relating to the Statement prepared by any accountants retained by Buyer).

         Section 2.3 Other Assets Cash Purchase Price Adjustment. (a) The Non-U.S. Inventory will be in the possession of the Seller Entities on the Closing Date. At the Effective Time, title to such Non-U.S. Inventory shall pass to Buyer. As promptly as practicable after the Closing Date, Seller shall prepare and deliver to Buyer a statement setting forth the actual amount of the Non-U.S. Inventory Purchase Price (the "Non-U.S. Inventory Statement") on the Closing Date.

         (b) During the 60-calendar day period following Buyer's receipt of the Non-U.S. Inventory Statement, Buyer shall be permitted to review Seller's calculations and working papers related thereto. The Non-U.S. Inventory Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Seller gives written notice of its disagreement with the Statement ("Notice of Inventory Disagreement") to Buyer prior to such date. Any Notice of Inventory Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on mathematical errors or based on the Non-U.S. Inventory Purchase Price not being calculated based on the actual inventory delivered or standard cost. If a Notice of Inventory Disagreement is received by Seller in a timely manner, then the Non-U.S. Inventory Statement (as revised in accordance with clause (1) or (2) below) shall become final and binding upon Seller and Buyer on the earlier of (1) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (2) the date any disputed matters are finally resolved in writing by the Accounting Firm.

         (c) During the 30-calendar day period following the delivery of a Notice of Inventory Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Inventory Disagreement. At the end of such 30-calendar day period, Seller and Buyer shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Inventory Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters which remain in dispute and which were properly included in the Notice of Inventory Disagreement. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 calendar days of the receipt of such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 2.4(c). The cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.4(c) shall be fully borne by the party that, on a relative basis, prevails less, which determination also shall be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matter submitted.

         (d) In the event that the Non-U.S. Inventory Purchase Price is greater than $11,027,000, Buyer shall pay to Seller, within five calendar days after the Non-U.S. Inventory Statement becomes final and binding, the amount of the deficiency. In the event that $11,027,000 is greater than the actual amount of the Non-U.S. Inventory Purchase Price, Seller shall pay to Buyer, within five calendar days of the date the Non-U.S. Inventory Statement has become final and binding, the amount of the excess. Any such payment shall be made by wire transfer to a bank account designated by the receiving party of immediately available funds in the amount of such deficiency or excess, as the case may be, together with interest thereon from and including the Closing Date to but excluding the actual date of payment at the Prime Rate.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

         Section 3.1 Buyer's Obligation. The obligation of Buyer to purchase and pay for the Shares and the Other Assets is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                  (a) The representations and warranties of Seller made in this Agreement that are qualified as to materiality shall be true and correct, and those representations and warranties not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those representations and warranties not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing. Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

                  (b) Buyer shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to Seller, substantially in the form of Exhibit B, and an opinion dated the Closing Date of John L. McGoldrick, General Counsel of Seller, substantially in the form of Exhibit C.

                  (c) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated to occur at the Closing. The parties shall have received all authorizations, consents, orders and approvals of Governmental Entities required in order to consummate the sale of the Shares and the Other Assets and the execution and delivery of the Transaction Agreements, except the consents listed on Schedule 4.2(iii)(B).

                  (d) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable to the purchase and sale of the Shares and the other Assets, shall have expired or been terminated.

                  (e) The Transition Distribution Services Agreement, the Distribution Agreement, the Cross-Licensing Agreement and the Manufacturing Agreement shall have been executed and delivered by the parties thereto.

                  (f) Buyer and Seller shall have executed a bill of sale for each relevant country with respect to the Other Assets in forms to be mutually agreed upon.

                  (g) Buyer shall not have been informed in writing by any of The Chase Manhattan Bank ("Chase"), Smith Barney Funding Group ("SB") and Chase Securities Inc. ("CSI") that the financing contemplated by the Commitment Letter, dated as of the date hereof (the "Commitment Letter), among Buyer, Chase, CSI and SB, is not being provided to Buyer solely as a result of there having occurred a material adverse change in banking conditions that materially impairs the syndication of such financing as contemplated by clause (c) of the last paragraph on page three of the Commitment Letter.

         Section 3.2 Seller's Obligation. The obligation of Seller to sell and deliver the Shares and the Other Assets to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

                  (a) The representations and warranties of Buyer made in this Agreement qualified as to materiality shall be true and correct, and those representations not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those representations and warranties not so qualified shall be true and correct in all material respects, on and as of such earlier date). Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing. Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

                  (b) Seller shall have received an opinion dated the Closing Date of Sullivan & Cromwell, counsel to Buyer, substantially in the form of Exhibit D, and Joseph J. Corasanti, Vice-President-Legal Affairs and General Counsel of Buyer, substantially in the form of Exhibit E.

                  (c) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated to occur at the Closing. The parties shall have received all authorizations, consents, orders and approvals of Governmental Entities required in order to consummate the sale of the Shares and the Other Assets and the execution and delivery of the Transaction Agreements, except the consents listed on Schedule 4.2.

                  (d) The waiting period under the HSR Act, if applicable to the purchase and sale of the Shares and the Other Assets, shall have expired or been terminated.

                  (e) The Transition Distribution Services Agreement, the Distribution Agreement, the Cross-Licensing Agreement and the Manufacturing Agreement shall have been executed and delivered by the parties thereto.

                  (f) Buyer and Seller shall have executed a bill of sale for each relevant country with respect to the Other Assets in forms to be mutually agreed upon.

         Section 3.3 Waiver of Closing Conditions. The parties acknowledge and agree that if Buyer or Seller has actual knowledge of a failure of any condition set forth in Section 3.1 or 3.2, respectively, or of any breach by the other party of any representation, warranty or covenant contained in this Agreement, and such party proceeds with the Closing despite such actual knowledge, such party shall be deemed to have waived such condition or breach and such party and its successors, assigns and Affiliates shall not be entitled to be indemnified pursuant to Section 11, to sue for damages or to assert any other right on remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein. For purposes of this Section 3.3 only, "actual knowledge" (a) with respect to Buyer, means the actual (as opposed to constructive) knowledge of William W. Abraham, Eugene R. Corasanti, Joseph J. Corasanti and Robert D. Shallish, Jr. and (b) with respect to Seller, means the actual (as opposed to constructive) knowledge of Robert E. Ewers, Jr., George P. Kooluris and Steven
R. Palesy.

         Section 3.4 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 3.1 or 3.2, respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur, as required by Section 8.4.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         Section 4.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the Seller Entities is a direct or indirect wholly owned Subsidiary of Seller (except for director qualifying shares). Seller and the Seller Entities have all requisite corporate power to consummate the transactions contemplated hereby. Subject to approval by the Board of Directors of Seller, all corporate acts and other corporate proceedings required to be taken by Seller and Zimmer to authorize the execution, delivery and performance of this Agreement, the Manufacturing Agreement, the Convatec Agreement, the Transition Distribution Services Agreement, the Distribution Agreement and the Cross-Licensing Agreement (together with the Warrant, the "Transaction Documents"), to the extent such persons are parties to such agreements, and the consummation of the transactions contemplated hereby have been duly and properly taken. Subject to approval by the Board of Directors of Seller, this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         Section 4.2 No Conflicts; Consents. (a) The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind ("Liens") upon any of the properties or assets of the Company or the Subsidiary under, any provision of (i) the Certificate of Incorporation or By-laws (or the comparable governing instruments) of Seller, the Company, the Subsidiary or any Seller Entity, (ii) except as set forth in Schedule 4.2(a), any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller, the Company, the Subsidiary or any Seller Entity is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order or decree, or, subject to the matters referred to in clauses
(i), (ii) and (iii) of paragraph (b) below, statute, law, ordinance, rule or regulation applicable to Seller, the Company, the Subsidiary or any Seller Entity or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or nongovernmental third party is required to be obtained or made by or with respect to Seller, the Company, the Subsidiary or any Seller Entity in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than (i) compliance with and filings under the HSR Act, if applicable, (ii) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby, (iii) those set forth on Schedules 4.2(b)(iii)(A) and (b)(iii)(B) and (iv) with respect to nongovernmental third parties, such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings the absence of which, or the failure to make which, individually or in the aggregate, would not have a Material Adverse Effect.

         (c) As of the date hereof, there are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Seller or any of its Affiliates, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Seller, threatened against Seller or any of its Affiliates or (iii) investigations by any Governmental Entity which are, to the knowledge of Seller, pending or threatened against Seller or any of its Affiliates, which, in the case of each of clauses (i), (ii) and (iii), have or could have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

         Section 4.3 The Shares and the Other Assets. (a) Seller has good and valid title to the Shares, free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Closing Date Amount, good and valid title to the Shares will pass to Buyer, free and clear of any Liens, other than those arising from acts of Buyer or its Affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relat ing to the voting, dividend rights or disposition of the Shares.

         (b) Each Seller Entity has good and valid title to the Other Assets being transferred by it pursuant to Section 1.1.

         Section 4.4 Organization and Standing; Books and Records. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and the Subsidiary is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Seller has prior to the execution of this Agreement made available to Buyer true and complete copies of (a) the Certificate of Incorporation and By-laws, each as amended to the date hereof, of the Company and (b) the Articles of Incorporation and By-laws, each as amended to the date hereof, of the Subsidiary.

         Section 4.5 Capital Stock of the Company and the Subsidiary. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.00001 per share, of which 9,675,220 shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner of the Shares. Except for the Shares, there are no shares of capital stock or other equity securities or interests of the Company outstanding. The authorized capital stock of the Subsidiary consists of 1,000 shares of common stock, par value $1.00 per share (the "Subsidiary Shares"), all of which are duly authorized and validly issued and outstanding, fully paid and nonassessable. The Company is the record and beneficial owner of the Subsidiary Shares. Except for the Subsidiary Shares, there are no shares of capital stock or other equity securities of the Subsidiary outstanding. Neither the Shares nor the Subsidiary Shares have been issued in violation of, and none of the Shares or the Subsidiary Shares are subject to, any preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company or the Articles of Incorporation or By-laws of the Subsidiary, any contract, agreement or instrument to which the Company or the Subsidiary is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which Seller, the Company or the Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or the Subsidiary or (b) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company or the Subsidiary. There are no equity securities of the Company or the Subsidiary reserved for issuance for any purpose. The Company has good and valid title, directly, to all the Subsidiary Shares, free and clear of any Liens. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company or the Subsidiary may vote.

         Section 4.6 Equity Interests. Except as set forth on Schedule 4.6 and for the Subsidiary, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and neither the Company nor the Subsidiary is a member of or participant or investor in any partnership, joint venture or similar Person.

         Section 4.7 Financial Statements. (a) Schedule 4.7 sets forth (i) the audited consolidated statement of assets to be acquired and liabilities to be assumed of the Company and the Subsidiary as of June 30, 1997 (together with the notes thereto, the "Balance Sheet"), and the audited consolidated statement of net sales and direct operating expenses of the Company and the Subsidiary for the period ended June 30, 1997, in each case together with the notes to such financial statements, (ii) the audited consolidated statement of U.S. assets to be acquired and liabilities to be assumed of the Company and the Subsidiary as of June 30, 1997 (together with the notes thereto, the "Domestic Balance Sheet"), and an audited consolidated statement of U.S. net sales and direct operating expenses for the period ended June 30, 1997, in each case together with the notes to such financial statements, and (iii) the audited consolidated statement of assets to be acquired and liabilities to be assumed of the Company and the Subsidiary as of December 31, 1996 and 1995, and the audited consolidated statements of net sales and direct operating expenses of the Company and the Subsidiary for the years ended December 31, 1996 and 1995, in each case together with the notes to such financial statements (the financial statements described in clauses (i), (ii) and (iii) above, together with the notes to such financial statements, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present in all material respects the consolidated financial condition and results of operations of the Company and the Subsidiary as of the respective dates thereof and for the respective periods indicated.

         (b) The Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet of the Company and the Subsidiary or in the notes thereto, except (i) as disclosed, reflected or reserved against in the Balance Sheet, (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (iii) for Taxes.

         Section 4.8 Taxes. (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and similar assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date; and (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (b) Except as set forth in Schedule 4.8, (i) the Company and the Subsidiary, and any affiliated group, within the meaning of Section 1504 of the Code, and any unitary, combined or consolidated group of which the Company or the Subsidiary is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, and (iii) no Tax liens have been filed and no material claims are being asserted with respect to any Taxes.

         The Tax returns referred to in the prior paragraph have been examined by the Internal Revenue Service or the appropriate taxing authority for all taxable years through the year ended December 31, 1991. All deficiencies resulting from such examinations have either been paid or adequately provided for.

         (c) Except as set forth in Schedule 4.8, (i) neither Seller, the Company nor the Subsidiary has given with respect to the Company or the Subsidiary, or any property held by the Company or the Subsidiary, any consent under Section 341 of the Code, (ii) no property of the Company or the Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) neither the Company nor the Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

         (d) Except as set forth in Schedule 4.8, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax returns required to be filed with respect to the Company or the Subsidiary and no extension of time within which to file any Tax return, which return has not yet been filed, has been requested.

         (e) Neither the Company nor the Subsidiary is a United States real property holding company within the meaning of Section 897 of the Code.

         (f) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

         Section 4.9 Assets Other than Real Property Interests. The Company or the Subsidiary has, or as of the Closing Date will have, good and valid title to all material assets reflected on the Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except
(a) the Other Assets, (b) Non-U.S. accounts receivable reflected therein, (c) such as are set forth in Schedule 4.9, (d) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (e) mortgages and Liens which secure debt that is reflected as a liability on the Balance Sheet and the existence of which are indicated in the notes thereto, and
(f) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and the Subsidiary, taken as a whole, as presently conducted (the mortgages and Liens described in clauses (c), (d) and (e) above are hereinafter referred to collectively as "Permitted Liens").

         This Section 4.9 does not relate to real property or interests in real property, Intellectual Property or Contracts, such items being the subjects of
Section 4.10, 4.11 and 4.12, respectively.

         Section 4.10 Title to Real Property. Schedule 4.10 sets forth a complete list of all real property and interests in real property leased by the Company and the Subsidiary (individually, a "Leased Property"). The Company or the Subsidiary has good and valid title to the leasehold estates in all Leased Property free and clear of all mortgages, Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (a) such as are set forth in Schedule 4.10, (b) leases, subleases and similar agreements set forth in Schedule 4.12, (c) Permitted Liens, (d) easements, covenants, rights-of-way and other similar restrictions of record that do not, individually or in the aggregate, materially impair the use and operation of the Leased Property to which they relate in the business of the Company and the Subsidiary, taken as a whole, as presently conducted, and (e)
(i) zoning, building and other similar restrictions, (ii) mortgages, Liens, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or the Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (iii) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clause (e), individually or in the aggregate, materially impair the continued use and operation of the Leased Property to which they relate in the business of the Company and the Subsidiary, taken as a whole, as presently conducted. Neither the Company nor the Subsidiary has a fee title interest in any real property.

         Section 4.11 Intellectual Property. Schedule 4.11 sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks, applications therefor and the Subsidiary's registered copyright (collectively, "Intellectual Property"), owned, used, filed by or licensed to the Company or the Subsidiary. With respect to registered trademarks, Schedule 4.11 sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Schedule 4.11, the Company or the Subsidiary owns (or will own as of the Closing Date), and the Company and the Subsidiary have the right (or will have the right as of the Closing Date) to use without payment to any other person (except to the extent the Intellectual Property may be licensed from third parties, as specified on Schedule 4.11), all Intellectual Property listed in
Schedule 4.11 and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

         The Intellectual Property contains all patents, trademarks (registered or unregistered), trade names, service marks and applications therefor necessary for the conduct of the business of the Company and the Subsidiary as presently conducted.

         Except as set forth in Schedule 4.11, neither the Company nor the Subsidiary has granted any options, licenses or agreements of any kind relating to Intellectual Property listed in Schedule 4.11 or the marketing or distribution thereof, except non-exclusive implied licenses to end-users in the ordinary course of business. Neither the Company nor the Subsidiary is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other person, except as set forth in Schedule 4.11 and except for agreements relating to computer software licensed to the Company or the Subsidiary in the ordinary course of business consistent with past practice. Subject to the rights of third parties set forth in Schedule 4.11, all Intellectual Property listed in Schedule 4.11 is free and clear of the claims of others asserted in writing to Seller, the Company, the Subsidiary or Zimmer and of all Liens. Except as set forth in Schedule 4.11, no claims are pending or, to the knowledge of Seller, the Company, the Subsidiary or Zimmer, threatened, as of the date of this Agreement, against the Company, the Subsidiary or, in the case of Intellectual Property to be transferred to the Company prior to the Closing Date (as indicated on Schedule 4.11), the party that owns such Intellectual Property, by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property.

         Section 4.12 Contracts. Except as set forth in Schedule 4.12, neither the Company nor the Subsidiary is a party to any:

                  (a) employment agreement or employment contract that has an aggregate future liability in excess of $50,000, is not terminable by the Company or the Subsidiary by notice of not more than 60 calendar days and provides for severance or other termination payments other than pursuant to the Benefit Plans;

                  (b) employee collective bargaining agreement or other contract with any labor union;

                  (c) covenant not to compete that restricts the operation of the business of the Company and the Subsidiary as presently conducted;

                  (d) agreement, contract or other arrangement with (i) Seller or any Affiliate of Seller (other than the Company or the Subsidiary) or (ii) any officer, director or employee of the Company, the Subsidiary, Seller or any Affiliate of Seller (other than (A) employment agreements that are the subject of paragraph (a) above and
         (B) agreements and contracts with Zimmer and its subsidiaries (including the Seller Entities) (1) entered into in the ordinary course of the International Business and the Domestic Hall Surgical Business),
         (2) for services being continued under the Transition Distribution Services Agreement, (3) by their terms not in effect after the Closing Date, (4) that individually do not have future liability in excess of $50,000 except for accounts payable, accounts receivable, purchase orders and customer contracts arising, in each case, in connection with the manufacturing, marketing, sale and distribution of the Company's and the Subsidiary's products in the ordinary course of business consistent with past practice or (5) in connection with other services or relationships continuing under the Manufacturing Agreement, the agreement with Convatec contemplated by Section 8.9, the Transition Distribution Services Agreement and the Distribution Agreement);

                  (e) lease, sublease or similar agreement with any person (other than the Company or the Subsidiary) under which the Company or the Subsidiary is a lessor or sublessor of, or makes available for use, to any person (other than the Company or the Subsidiary), (i) any Leased Property or (ii) any portion of any premises otherwise occupied by the Company or the Subsidiary;

                  (f) lease or similar agreement with any person (other than the Company or the Subsidiary) under which (i) the Company or the Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or

         (ii) the Company or the Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or the Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000, is not terminable by the Company or the Subsidiary by notice of not more than 60 calendar days for a cost of less than $50,000 and, together with all other such agreements, in the aggregate has termination payments in excess of $250,000;

                  (g) (i) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice); (ii) management, service, consulting or other similar type of contract (other than contracts for services in the ordinary course of business consistent with past practices) or (iii) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or the Subsidiary) in excess of $100,000, is not terminable by the Company or the Subsidiary by notice of not more than 60 calendar days for a cost of less than $50,000 and which, together with all other such leases and agreements, has termination payments in the aggregate in excess of $250,000;

                  (h) agreement, contract or other instrument under which the Company or the Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person except for cash management and funding practices among or between any of the Company, the Subsidiary, Seller or Seller's Affiliates that will terminate as of the Closing Date, or accounts payable, accounts receivable or purchase orders entered into, in each case, in the ordinary course of business consistent with past practice;

                  (i) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (i) any person (including the Company or the Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or the Subsidiary or (ii) the Company or the Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person

         (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) agreement, contract or other instrument under which the Company or the Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person except for accounts receivable arising in the ordinary course of business consistent with past practice;

                  (k) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any Leased Property, which Lien is set forth in Schedule 4.10 except for Permitted Liens and Liens described in Section 4.9(f);

                  (l) agreement or instrument providing for indemnification of any person with respect to material liabilities relating to any current or former business of the Company, the Subsidiary or any predecessor person; or

                  (m) other agreement, contract, lease, license, commitment or instrument to which the Company or the Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person (other than the Company or the Subsidiary) in excess of $50,000, is not terminable by the Company or the Subsidiary by notice of not more than 60 calendar days for a cost of less than $50,000 and which, together with all such other instruments, in the aggregate has termination payments in excess of $250,000.

Except as set forth in Schedule 4.12, each agreement, contract, lease, license, commitment or instrument of the Company or the Subsidiary listed in the Schedules hereto (collectively, the "Contracts") is valid, binding and in full force and effect and, to the knowledge of Seller, the Company, the Subsidiary and Zimmer, is enforceable by the Company or the Subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally, general principles of equity and the discretion of courts in granting equitable remedies. Except as set forth in Schedule 4.12, the Company and the Subsidiary have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller, the Company, the Subsidiary and Zimmer, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except as set forth on Schedule 4.12, neither the Company nor the Subsidiary has received any written notice that any party to any Contract intends to cancel or exercise its option, if any, under such Contracts to terminate. Neither the Company nor, the Subsidiary is a party to any agreement which prohibits such entity from engaging in the business that it currently conducts, or solely by reason of consummation of the transactions contemplated hereby, will prohibit such entity from engaging in the business that it currently conducts.

         Section 4.13 Litigation. (a) Schedule 4.13 sets forth a list, as of the date of this Agreement, of all pending or, to the knowledge of Seller, the Company or the Subsidiary, threatened, suits, actions, arbitrations or legal or administrative proceedings or governmental investigations (including with respect to product liability or by the FDA) against the Company or the Subsidiary or any of their respective properties, assets, operations or businesses and which (i) involve an uninsured claim against the Company or the Subsidiary of, or which involve an uninsured unspecified amount which would reasonably be expected to result in a liability of, more than $100,000, (ii) seek any injunctive relief or (iii) seek any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth in
Schedule 4.13, neither the Company nor the Subsidiary is a party or subject to or in default in any material respect under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. The matters set forth on Schedule 4.13, except as otherwise specifically indicated thereon, are not reasonably expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 4.13(a), since January 1, 1997, there has not been any product liability suit, action, arbitration or legal or administrative proceedings against Seller, any Affiliate of Seller, the Company or the Subsidiary with respect to any product manufactured, marketed or distributed by the Company or the Subsidiary.

         Section 4.14 Benefit Plans. (a) Schedule 4.14 contains a list of all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company or the Subsidiary, including but not limited to "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans (all the foregoing being herein called "Benefit Plans") maintained, or contributed to, by Seller, the Company or the Subsidiary for the benefit of any current or former employees of the Company or the Subsidiary. Seller has made available to Buyer true, complete and correct copies of (i) each Benefit Plan and all amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) and (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required.

         (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Except as set forth in Schedule 4.14, there are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of Seller, threatened against or involving any Benefit Plan and, to the knowledge of Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

         (c) Except as set forth in Schedule 4.14, (i) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made, (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan and (iii) no Pension Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year; and (iv) neither the Company nor the Subsidiary has provided, or is required to provide, pursuant to Section 401(a)(29) of the Code, security to any single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

         (d) Except as set forth in Schedule 4.14, all Pension Plans intended to qualify under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Seller, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its cost.

         (e) To Seller's knowledge, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject the Company or the Subsidiary or any of their employees, or, to the knowledge of Seller, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, Section 502(i) of ERISA or the sanctions imposed under Title I of ERISA. Except as set forth in Schedule 4.14, none of the Pension Plans has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations there under) with respect thereto. Neither Seller nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company or the Subsidiary to any material liability for breach of fiduciary duty under ERISA or any other applicable law.

         (f) With respect to any Pension Plan subject to Title IV of ERISA (including for the purposes of this Section 4.14(f) and Section 4.14(g) any Pension Plan maintained or contributed to by Seller or an ERISA Affiliate, Seller has not incurred any material liability to such Pension Plan or to the Pension Benefit Guaranty Corporation, other than for the payment of contributions or premiums, all of which have been paid when due. Seller has delivered or made available to Buyer most recent actuarial report or valuation with respect to each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA).

         (g) Except as set forth in Schedule 4.14, as of the most recent valuation date for each Pension Plan that is a defined benefit pension plan, there was not any amount of "unfunded benefit liabilities" (as defined in Sec-tion 4001(a)(18) of ERISA) under such Pension Plan and, to the knowledge of Seller, there are no facts or circumstances that would materially change the funded status of any such Pension Plan.

         (h) At no time within the five years preceding the Closing Date has Seller, the Company or the Subsidiary been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA, including for the purposes of this Section 4.14(h) any multiemployer plan maintained or contributed to by Seller or an ERISA Affiliate for the benefit of any current or former employees of the Company and the Subsidiary or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

         (i) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 4.14, (i) no such Benefit Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Sec tion 4980B(f) of the Code.

         (j) Except as set forth on Schedule 4.14, neither the Company nor the Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan.

         Section 4.15 Absence of Changes or Events. (a) Except as set forth in
Schedule 4.15, since the date of the Balance Sheet, there has not been any material adverse change in the business, assets, results of operations or financial condition of the Company and the Subsidiary, taken as a whole (including the International Business and the Domestic Hall Surgical Business).

         (b) Except as set forth in Schedule 4.15 or as contemplated by this Agreement, since the date of the Balance Sheet, Seller has caused the business of the Company and the Subsidiary to be conducted in the ordinary course consistent with past practice and neither the Company nor the Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Section 5.2.

         Section 4.16 Compliance with Applicable Laws. (a) Except as previously disclosed by Seller to Buyer on Schedule 4.16 or in writing referring to this
Section 4.16, the Company and the Subsidiary have complied at all times with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including those relating to occupational health and safety and the statutes, rules and regulations of the United States Food and Drug Administration ("FDA"), except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 4.16, none of Seller, the Company or the Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or the Subsidiary is not in compliance in any material respect with any Applicable Laws. This Section 4.16(a) does not relate to matters with respect to Taxes, which are the subject of Section 4.8, to employee benefit or ERISA matters which are the subject of Section 4.14 or to environmental matters, which are the subject of Section 4.16(b).

         (b) Except as disclosed in Schedule 4.16: (i) the Company and the Subsidiary have complied at all times in all material respects with all applicable Environmental Laws; (ii) there have been no material releases or threatened releases on any property currently owned or operated by the Company or the Subsidiary or, during the period of the Company's or the Subsidiary's ownership or operation, on any property formerly owned or operated by the Company or the Subsidiary; (iii) neither the Company nor the Subsidiary is subject to any material liability for Hazardous Substance disposal or contamination on any third party property; (iv) neither the Company nor the Subsidiary is subject to any material liability for any release or threat of release of any Hazardous Substance; (v) neither the Company nor the Subsidiary has received any material notice or communication from a Governmental Entity or third party indicating that it may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor the Subsidiary is subject to any material order, decree, injunction or other binding written agreement with any Governmental Entity or any material indemnity or other binding written agreement with any third party relating to liability under any

Environmental Law; (vii) there are no other circumstances or conditions involving the Company or the Subsidiary that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; and (viii) except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession prepared within the last five years relating to the Company or the Subsidiary or any of their current or former properties or operations.

         As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or enforceable agency requirement in effect as of the Closing Date relating to: (i) the protection, investigation or restoration of the environment, occupational health and safety or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance and the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material in a friable condition, or radioactive materials; or (iii) any other substance which is regulated under any Environmental Law.

         Section 4.17 Employee and Labor Matters. Except as set forth in
Schedule 4.17, (a) there is not, and since June 30, 1995, there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller, the Company or the Subsidiary threatened, against the Company or the Subsidiary; (b) to the knowledge of Seller, the Company and the Subsidiary no union organizational campaign is in progress with respect to the employees of the Company or the Subsidiary, and no question concerning representation exists respecting such employees; (c) neither the Company nor the Subsidiary is engaged in any unfair labor practice; (d) there is no unfair labor practice charge or complaint against the Company or the Subsidiary pending, or, to the knowledge of Seller, the Company or the Subsidiary, threatened, before the National Labor Relations Board; (e) there are no pending, or, to the knowledge of Seller, the Company or the Subsidiary, threatened, union grievances against the Company or the

Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect; (f) there are no pending, or, to the knowledge of Seller, the Company or the Subsidiary threatened, charges against the Company, the Subsidiary or any current or former employee of the Company or the Subsidiary before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (g) since June 30, 1995, none of Seller, the Company or the Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or the Subsidiary and, to the knowledge of Seller, the Company or the Subsidiary no such investigation is in progress.

         Section 4.18 Material Services Provided by Seller, Zimmer or their Respective Affiliates to the Company. Except as set forth on Schedule 4.18(a), Seller, Zimmer and their respective Affiliates provide no material services to the Company. The Seller Entities do not own any material assets (including fixed assets, inventories and intellectual property) that are necessary for the conduct of the business of the Company (including the International Business and the Domestic Hall Surgical Business) as presently conducted, except as set forth on Schedule 4.18(a) and the Other Assets.

         Section 4.19. Plant and Equipment. The material machinery, equipment and other tangible property used by the Company and the Subsidiary are in good operating condition and repair, normal wear and tear excepted.

         Section 4.20. No Severance Payments. None of the Company or the Subsidiary will owe a severance payment or similar obligation to any of their respective current or former employees, officers or directors as a result of the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits payable by the Company or the Subsidiary as a result of the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                                    ARTICLE V

                               COVENANTS OF SELLER

         Seller covenants and agrees as follows:

         Section 5.1 Access. From the date hereof to the Closing, Seller shall, and shall cause the Company, the Subsidiary and the Seller Entities to, give Buyer and its representatives, employees, counsel, financial advisors, lenders and accountants (a) reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company and the Subsidiary and, to the extent relating to the International Business, the Domestic Hall Surgical Business and the sales, distribution, marketing, purchasing, manufacturing and repair and customer services provided to the Company or the Subsidiary by the Seller Entities, the Seller Entities,
(b) such financial and operating data and other information as Buyer shall from time to time reasonably request with respect to the business and properties of each of the Company and the Subsidiary; provided, however, that such access and the furnishing of such data and other information does not unreasonably disrupt the normal operations of Seller, the Company, the Subsidiary or the Seller Entities.

         Section 5.2 Ordinary Conduct. (a) Except as set forth in Schedule 5.2 or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, Seller shall cause the business of the Company and the Subsidiary to be conducted in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to (i) preserve their relationships with customers, suppliers, distributors and others with whom the Company or the Subsidiary has a material business relationship, (ii) preserve intact the business organization of the Company and the Subsidiary and keep available the services of the present officers and employees of the Company and the Subsidiary and (iii) provide funding and other cash management services to the Company and the Subsidiary in the ordinary course of business consistent with past practices; provided that Seller shall not be required to make any payment or grant any accommodation (financial or otherwise) with respect to its obligations under clause (i) or
(ii).

         (b) Except as set forth in Schedule 5.2 or otherwise contemplated by the terms of this Agreement, Seller shall not permit the Company or the Subsidiary to do any of the following without the prior written consent of
Buyer:

                  (i) amend its Certificate of Incorporation or By-laws;

                  (ii) declare, set aside or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock or other ownership interests, if any; provided, however, that (A) Buyer acknowledges that the Company and the Subsidiary do not maintain cash balances and, at the time of the Closing, Seller will withdraw any cash balances of the Company and the Subsidiary (and such cash balances shall not be included in the calculation of Closing Working Capital), (B) dividends and distributions may continue to be made by the Subsidiary to the Company and (C) dividends and distributions of cash may continue to be made by the Company to Seller or its Affiliates;

                  (iii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other ownership interests, if any, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock or other ownership interests;

                  (iv) adopt or amend any Benefit Plan or collective bargaining agreement, except as required by law or as part of a general amendment by Seller to its benefit plans generally (notice of which shall be furnished to Buyer);

                  (v) enter into any employment, consulting or distribution agreement, contract or commitment with any Person, modify or cancel any such agreement that is a Contract containing, in each case, an obligation to pay or accrue any sum of money upon termination or grant to any executive officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements and except for any increases for which Seller shall be solely obligated;

                  (vi) enter into, modify or cancel, any agreement, contract, indenture or other instrument relating to or incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice; provided that in no event shall the Company or the Subsidiary incur, assume or guarantee any long-term indebtedness for borrowed money;

                  (vii) permit, allow or suffer any of its assets to become subjected to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction of any nature whatsoever except Liens permitted pursuant to Section 4.9(d) and
         (f) and Section 4.10(c), (d) and (e);

                  (viii) cancel any indebtedness of third parties other than in the ordinary course of business consistent with past practice (individually or in the aggregate) or waive any claims or rights of substantial value;

                  (ix) except for (a) dividends and distributions permitted under clause (ii) above, (b) the conduct of the International Business and the Domestic Hall Surgical Business, (c) transactions between the Company and the Subsidiary, on the one hand, and Seller or Seller's Affiliates, on the other hand, in the ordinary course of business consistent with past practices, (d) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates (other than the Company and the Subsidiary);

                  (x) make any change in any method of accounting or accounting practice or policy other than those required by United States generally accepted accounting principles;

                  (xi) acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (xii) acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Company and the Subsidiary, taken as a whole;

                  (xiii) make or incur any capital expenditure that is not currently budgeted which, individually, is in excess of $50,000 or make or incur any such expenditures which, in the aggregate, are in excess of $100,000;

                  (xiv) sell, lease or otherwise dispose of any of its assets with an individual value in excess of $50,000, except in the ordinary course of business consistent with past practice or enter into any lease of any personal property except leases entered into in the ordinary course of business with aggregate lease payments not in excess of $100,000;

                  (xv) enter into, modify or cancel any lease of real property or lease of personal property that is a Contract, except any renewals, modifications or cancellations of existing leases in the ordinary course of business consistent with past practice;

                  (xvi) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property (except modifications or amend ments associated with renewals of existing leases in the ordinary course of business);

                  (xvii) amend or terminate any Contract;

                  (xviii) enter into any license agreement for Intellectual Property other than the Cross Licensing Agreement or any research and development agreements;

                  (xix) settle any litigation involving the Company or the Subsidiary; or

                  (xx) commit or agree, whether in writing or otherwise, to do any of the foregoing.

         Section 5.3 Insurance. Seller shall keep, or cause to be kept, all insurance policies presently maintained with respect to the Company and the Subsidiary and their respective assets and properties, (except to the extent that Seller is making changes generally to the insurance coverage for itself and its Subsidiaries) in full force and effect through the close of business on the Closing Date. Any and all insurance policies maintained with respect to the Company and the Subsidiary and their respective assets and properties are owned and maintained by Seller and its Affiliates (other than the Company and the

Subsidiary). None of Buyer, the Company or the Subsidiary will have any rights under any such insurance policies from and after the Closing Date except that Seller shall continue to administer and prosecute, on behalf of the Company and the Subsidiary (notice of which shall be given to Buyer), claims made prior to the Closing Date.

         Section 5.4 Zimmer U.S. Receivables. Seller shall cause Zimmer to forward to Buyer, on a weekly basis, any and all proceeds from Zimmer U.S. Receivables that were transferred pursuant to this Agreement and that are received by Zimmer after the Closing Date.

         Section 5.5 Covenant Not To Compete. (a) Seller, for and on behalf of itself and its subsidiaries, agrees that, for a period of three years after the Closing Date (or, with respect to the Company's and the Subsidiary's Hall(r) Surgical large bone products being distributed under the Distribution Agreement, the longer of (i) three years after the Closing Date and (ii) two years after any termination of the Distribution Agreement by either party thereto, but in no event longer than five years after the Closing Date), they shall not own, manage, operate, control or otherwise engage in any Competitive Business; provided, however, that nothing herein shall be construed to prevent Seller or any of its Affiliates from any of the following: (A) acquiring any Person engaged in any Competitive Business (other than any Person primarily engaged in a Competitive Business) or any interest in any such Person and thereafter owning, managing, operating or controlling such Person or otherwise engaging in any business engaged in by such Person, (B) owning, managing, operating or controlling Zimmer or any of its subsidiaries or otherwise engaging in any business currently engaged in by Zimmer or any of its subsidiaries, other than the International Business and the Domestic Hall Surgical Business, (C) engaging in transactions pursuant to the Manufacturing Agreement, the Transition Distribution and Services Agreement or the Distribution Agreement, (D) owning up to five percent (5%) of the voting equity securities or any non-voting equity or debt securities of any Person whose securities are publicly traded on a national securities exchange or in the over-the-counter market (it being understood, however, that this Agreement shall not prohibit or in any way be deemed to be inconsistent with the ownership or exercise by Seller of the Warrant or the Warrant Shares (as defined in the Warrant)) or (E) manufacturing or selling the current MicroMill(r) branded products (capital equipment and related disposables) and upgrades and improvements of MicroMill(r) branded products. Notwithstanding anything to the contrary contained herein, to the extent that the Company discontinues manufacturing and selling any product being distributed under the Distribution Agreement that otherwise would be restricted hereunder, Seller and its subsidiaries shall no longer be restricted in any manner under this Agreement with respect to such product.

         (b) Seller, on behalf of itself and its subsidiaries, agrees that, for a period of two years after the Closing Date, it will not solicit any individual that, as of the date hereof, is a member of management or a sales representative or an area sales director of the Company or the Subsidiary, in each case except for any such individual no longer employed by the Company or the Subsidiary at the time of any solicitation. Buyer covenants and agrees that, for a period of two years after the Closing Date, it will not, and it will cause its subsidiaries not to, solicit any individual that, as of the date hereof, is a member of management or a sales representative or an area sales director of Zimmer, except for any such individual no longer employed by Zimmer at the time of any such solicitation. It is understood and agreed that general solicitations in periodicals of broad distribution by either Seller or Buyer (or any of their respective subsidiaries) shall not constitute a breach of this Section 5.5(b).

         (c) Buyer covenants and agrees that, for a period of three years after the Closing Date, it will not, and it will cause its subsidiaries, including the Company and the Subsidiary, not to, solicit or induce any of Zimmer's distributors who are located within the United States to sell any products manufactured by Buyer or any of its subsidiaries, including the Company and the Subsidiary.

         (d) "Competitive Business" shall mean (i) the manufacturing or selling of any arthroscopy product of a type currently manufactured or sold by the Company or the Subsidiary or a similar type used primarily for arthroscopy, other than, in each case, any product for spinal arthroscopy procedures, and
(ii) the manufacturing or selling of any powered surgical instrument (capital equipment and disposables) of a type currently manufactured or sold by the Company or the Subsidiary or any similar pneumatic, electric or battery powered surgical instrument that mechanically cuts, mills or drills bone and, in the case of clause (i) and (ii), upgrades and improvements thereof.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         Section 6.1 Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other corporate proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party and the consummation of the transactions contem plated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         Section 6.2 No Conflicts; Consents. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer or the Subsidiary of Buyer under, any provision of (a) the Certificate of Incorporation or By-laws of Buyer or the comparable governing instruments of the Subsidiary of Buyer, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agree ment or arrangement to which Buyer or the Subsidiary of Buyer is a party or by which any of their respective proper ties or assets are bound, or (c) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer or the Subsidiary of Buyer or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any nongovernmental third party is required to be obtained or made by or with respect to Buyer or any of its subsidiaries or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) a consent under Buyer's principal existing bank facility, under which Buyer on the date hereof does not have any outstanding indebtedness, (ii) compliance with and filings under the HSR Act, if applicable, and (iii) those that may be required solely by reason of Seller's and its Affiliates (as opposed to any other third party's) participation in the transactions contemplated hereby.

         Section 6.3 Securities Act. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

         Section 6.4 Actions and Proceedings, etc. As of the date hereof, there are no (a) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Buyer or any of its Affiliates, (b) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates, or (c) investigations by any Governmental Entity which are, to the knowledge of Buyer, pending or threatened against Buyer or any of its Affiliates, which, in the case of each of clauses (a), (b) and (c), have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

         Section 6.5 Availability of Funds. Buyer has cash available or has binding written financing commitments which together are sufficient to enable it to finance the transactions contemplated by this Agreement. True and correct copies of any such commitments have been provided to Seller.


                                   ARTICLE VII

                          COVENANTS OF BUYER AND SELLER

         Section 7.1 Confidentiality. The parties acknowledge that the information being provided to Buyer and its representatives, employees, agents, counsel, financial advisors, lenders and accountants in connection with the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and Seller (the "Confidentiality Agreement"). Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information to the extent relating to the Company and the Subsidiary (including the International Business and the Domestic Hall Surgical Business); provided that Buyer acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller (including, with respect to information to the extent not related to the International Business and the Domestic Hall Surgical Business, Zimmer or one of its Affiliates) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

         Section 7.2 No Additional Representations. (a) Buyer acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which Seller was required to deliver or make available, as the case may be, to Buyer pursuant to this Agreement on or prior to the date hereof. Buyer acknowledges that it and its representatives have been permitted access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and the Subsidiary that it and its representatives have requested to see and/or review, and that it and its representatives have had an opportunity to meet with the officers and employees of Seller, Zimmer, the Company and the Subsidiary to discuss the businesses and assets of the Company and the Subsidiary. Buyer acknowledges that none of Seller, Zimmer, the Company, the Subsidiary, any Seller Entity or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company, the Subsidiary, the International Business or the Domestic Hall Surgical Business furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement or the Schedules hereto, and none of Seller, the Company, the Subsidiary, any Seller Entity or any other person shall have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Offering Memorandum prepared by Morgan Stanley & Co. Incorporated, dated September 1997, and any information, documents or material made available to Buyer in certain "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

         (b) Seller acknowledges that none of Buyer or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Buyer furnished or made available to Seller and its representatives, except as expressly set forth in this Agreement.

         Section 7.3 No Use of Certain Names. Except as provided in the Transition and Distribution Services Agreement and the Distribution Agreement, Buyer shall cause the Company and the Subsidiary promptly, and in any event (a) within 180 calendar days after Closing, to revise product literature and labeling to delete all references to the Names and (b) within 90 calendar days after Closing, to change signing and stationery and otherwise discontinue use of the Names; provided, however, that for a period of 365 calendar days from the Closing Date each party may continue to distribute product literature that uses any Names and distribute products with labeling that uses any Names to the extent that such product literature and labeling exists on the Closing Date; and provided, further, until no later than the second anniversary of the Closing Date, outside the United States each party may continue to distribute product literature that uses any Names and distribute products with labeling that uses any Names (in each case, consistent with past practices) to the extent that, in spite of the reasonable efforts of such party to obtain registration that permits such party to distribute products that do not use such Names, such party has not obtained such registration and such continued distribution does not violate any Applicable Law.

         In no event shall either party hereto or its Affiliates use any Names after the Closing in any manner or for any purpose different from the use of such Names during the 90-day period preceding the Closing. With respect to product inventory manufactured by the Company and the Subsidiary prior to the Closing, Buyer, the Company and the Subsidiary may continue to sell such inventory, notwithstanding that it bears one or more of the Names, for a reasonable time after the Closing (not to exceed 365 calendar days). "Names" means, with respect to Buyer and its Affiliates, "Bristol-Myers Squibb", "Bristol-Myers Squibb Company", "Zimmer"; "MicroMill", "Z-Serter", "Z- Wire", "Ultra-Cut", variations and derivatives thereof and any other logos, service marks or trademarks of Seller or its Affiliates not included in Schedule 4.11 and means, with respect to Seller and its Affiliates, "Linvatec", "Hall Surgical", variations and derivatives thereof and any other logos or trademarks of the Company and the Subsidiary, except to the extent permitted under the Transition and Distribution Services Agreement and the Distribution Agreement.


                                  ARTICLE VIII

                                MUTUAL COVENANTS

         Each of Seller and Buyer covenants and agrees as follows:

         Section 8.1 Consents. The parties acknowledge that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from lenders under Buyer's existing bank facility and parties to the Contracts listed on the Schedules hereto and that such consents and waivers have not been obtained. To the extent required at Closing, Buyer shall obtain the consent of each of its lenders required under the terms of its existing bank facility. Buyer agrees that Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents or waivers that are not set forth on Schedule 8.1 or because of the termination of any Contract as a result thereof. Prior to the Closing, Seller shall, and shall cause the Company, the Subsidiary and the Seller Entities to, cooperate with Buyer, upon the request of Buyer, in any reasonable manner in connection with Buyer obtaining any such consents and waivers; provided, however, that such cooperation shall not include any requirement of Seller or any of its Affiliates to expend money (other than the Company, the Subsidiary and the Seller Entities to the extent that Buyer funds any cash expenditures in advance) commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Prior to and after the Closing Date, Buyer shall cooperate with Seller to terminate or otherwise release Seller and its Affiliates from any guarantees, obligations and liabilities under the contracts and agreements set forth on Schedule 11.3.

         Section 8.2 Cooperation. Buyer and Seller shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 calendar days after the Closing to ensure the orderly transition of the Company and the Subsidiary from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Seller Entities, Buyer, the Company and the Subsidiary that might result from the transactions contemplated hereby. After the

Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company, the Subsidiary, the International Business and the Domestic Hall Surgical Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 8.2. Neither party shall be required by this Section 8.2 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the business or operations of the Company or the Subsidiary).

         Section 8.3 Publicity. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time (to the extent allowable) to comment on such release or announcement in advance of such issuance.

         Section 8.4 Best Efforts. Subject to the terms and conditions of this Agreement (including the provisions set forth in Sections 8.1 and 8.5), each party shall use its best efforts to cause the Closing to occur. Without limiting the foregoing or the provisions set forth in Section 8.5, Buyer and Seller shall use their respective best efforts to cause the Closing to occur on or prior to December 31, 1997 or as soon as practicable thereafter. Each of Seller and Buyer shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Article 3 not being satisfied.

         Section 8.5 Antitrust Notification and Other Regulatory Filings. Each of Seller and Buyer shall as promptly as practicable, but in no event later than the close of business on November 28, 1997, file with the United States Federal Trade Commission (the "FTC") and the

United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply with any such inquiry or request as promptly as practicable. Each of Seller and Buyer shall use its best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares and the Other Assets. Seller and Buyer shall also cooperate to make any required regulatory filings with any state or outside the United States as promptly as practicable after the execution and delivery of this Agreement.

         Section 8.6 Records. (a) As soon as practicable on or after the Closing Date, Seller shall deliver or cause to be delivered to Buyer all material original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of Seller and its subsidiaries (other than the Company and the Subsidiary) relating to the business and operations of the Company and the Subsidiary to the extent not then in the possession of the Company and the Subsidiary, subject to the following exceptions:

                  (i) Buyer recognizes that certain Records may contain incidental information relating to the Company, the Subsidiary, the International Business or the Domestic Hall Surgical Business or may relate primarily to Subsidiary or divisions of Seller other than the Company and the Subsidiary, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer;

                  (ii) Seller may retain all Records prepared solely in connection with the sale of the Shares, including bids received from other parties and analyses relating to the Company and the Subsidiary;

                  (iii) Seller may retain any Tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to the Company's and the Subsidiary's separate returns or separate Tax liability; and

                  (iv) Seller may retain (but shall provide copies to Buyer of) all distribution agreements related to the International Business and the Domestic Hall Surgical
         Business.

         (b) After the Closing, upon reasonable written notice, Buyer and Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to the Company and the Subsidiary) and assistance relating to the Company and the Subsidiary as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, returns or forms or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Seller, Buyer, the Company or the Subsidiary.

         Section 8.7 Distribution Arrangements and Additional Support Services.
(a) On the Closing Date, the Company and Zimmer shall enter into the Transition Distribution Services Agreement substantially in the form of Exhibit G (the "Transition Distribution Services Agreement" and the Distribution Agreement substantially in the form of Exhibit H (the "Distribution Agreement").

         (b) In addition to the distribution services provided by Zimmer and its subsidiaries for the International Business and the Domestic Hall Surgical Business, Seller and its Affiliates (including Zimmer) provide the Company and the Subsidiary with certain support services ("Additional Support Services"). The Additional Support Services include cash management, credit and accounts receivable, payroll and human resources, legal, tax and benefit plan administration. Buyer acknowledges that all Additional Support Services not continued pursuant to the Transition Distribution Services Agreement or the Distribution Agreement will be terminated as of the Closing Date.

         Section 8.8 Manufacturing Agreement. Seller and Buyer agree that Zimmer and the Company, on the Closing Date, shall execute and deliver a manufacturing agreement substantially in the form of Exhibit I (the "Manufacturing Agreement") and a Cross-Licensing Agreement substantially in the form of Exhibit J (the "Cross Licensing Agreement").

         Section 8.9 Convatec Agreement. Seller and Buyer agree to negotiate in good faith, prior to the Closing, and to execute and deliver an agreement with respect to E.R. Squibb & Sons, Inc. (d/b/a Convatec) containing the terms and conditions set forth on Exhibit K, and otherwise in form and substance reasonably satisfactory to Seller and Buyer.

         Section 8.10 Certain Liabilities. Effective as of the Closing, Buyer hereby assumes and agrees to pay, perform and discharge when due any obligations of Zimmer or its Affiliates under the distribution agreements set forth on
Schedule 8.10 to repurchase inventory or otherwise make a payment in connection with the International Business or the Domestic Hall Surgical Business. The obligations set forth on Schedule 8.10 shall not be included in the calculation of Closing Working Capital.


                                   ARTICLE IX

                          EMPLOYEE AND RELATED MATTERS

         Section 9.1 Employee Matters. The Company and the Subsidiary shall be responsible for all employee benefits-related claims of each of the following groups of current or former employees of the Company, or the Subsidiary: active employees, employees on leave of absence and all current or former employees on short or long-term disability (collectively, the "Continued Employees"), except as otherwise provided in this Article.

         Section 9.2 Continuation of Comparable Benefit Plans. For not less than two years following the Closing Date (the "Continuation Period"), Buyer shall maintain, or shall cause the Company and the Subsidiary to maintain, (to the extent permitted by law) compensation and employee benefit plans and arrangements (other than any plans and arrangements based on equity securities or any equivalent thereof) and perquisites for the Continued Employees that, in the aggregate, are substantially comparable to those provided pursuant to the compensation and employee benefit plans and arrangements and perquisites in effect on the date hereof as set forth in Schedule 4.14. Following the Continuation Period, Buyer shall maintain, or cause the Company and the Subsidiary to maintain, compensation and employee benefit plans and arrangements and perquisites for employees of the Company and the Subsidiary that, in the aggregate, are substantially similar to those provided to similarly situated employees of Buyer. Continued Employees' service with Seller and its Affiliates shall be credited for all purposes under the plans established after the Closing Date.

         Section 9.3 Pension Plan. (a) Effective as of the Closing, Buyer shall have in effect a defined benefit plan ("Buyer's Plan") intended to be qualified pursuant to Section 401(a) of the Code providing benefits to Continued Employees substantially identical in all material respects (except for such changes as may be required by law) to those provided under the Bristol-Myers Squibb Company Retirement Income Plan ("Seller's Plan") as of the date hereof. Each Continued Employee participating in Seller's Plan as of the Closing shall become a participant in Buyer's Plan as of the Closing. Continued Employees shall receive credit for all service with Seller and its Affiliates for purposes of eligibility, vesting and benefit accrual under Buyer's Plan.

         (b) At such time as Seller is reasonably satisfied that Buyer's Plan meets the requirements for qualification under Section 401(a) of the Code, Seller shall cause to be transferred to Buyer's Plan cash or property acceptable to Buyer equal to the actuarial present values of the accrued benefit liabilities as of the Closing for Continued Employees (the "Accrued Liability"), calculated by using the actuarial assumptions used by the actuaries for Seller's Plan and specified in the most recent actuarial valuation for funding purposes furnished to Seller by the actuaries, plus interest from the Closing to the day before such transfer at the rate equal to that credited by The Northern Trust Company on its Government STIF fund, calculated on the basis of the actual number of calendar days elapsed over 365. The Accrued Liability shall be adjusted to reflect payments made to Continued Employees from Seller's Plan during the period beginning on the Closing Date and ending on the date the assets are transferred to the trust maintained under Buyer's Plan ("Pension Transition Period"). Such calculation shall be made initially by the actuarial firm employed by Seller and shall be reviewed by the actuarial firm employed by Buyer. If there is a dispute between the two actuaries, they shall jointly select an actuarial firm of national repute, whose determination shall be final and binding on all parties. In no event shall amounts be transferred from Seller's Plan to Buyer's Plan until Buyer has provided written notice to Seller that it has verified the amount to be transferred. Each party shall pay the cost of its own actuary and the cost of the third firm of actuaries shall be shared equally by Buyer and Seller. Following such transfer of assets, Buyer shall assume all Seller's and its Affiliates' liabilities under Seller's Plan with respect to Continued

Employees, and Seller and its Affiliates shall have no further liability to Buyer or any Continued Employee with respect thereto. Following such transfer of assets, Buyer shall indemnify and hold harmless Seller and its Affiliates from all costs, expenses or other damages that may result to Seller and its Affiliates from any claim by any Continued Employee for any benefit alleged to be payable under Seller's Plan. Within 60 calendar days after the Closing Date or as soon as practicable thereafter, Seller and Buyer shall make any required governmental filings necessary to effect the asset transfer described herein, including the filing of IRS Form 5310-A.

         Section 9.4 401(k) Plan. (a) Effective as of the Closing, Buyer shall have in effect a profit-sharing plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("Buyer's 401(k) Plan") that will provide benefits to Continued Employees substantially identical in all material respects (except for such changes as may be required by law) to those provided by the Bristol-Myers Squibb Company Savings and Investment Program ("Seller's 401(k) Plan") as of the date hereof. Each Continued Employee participating in Seller's 401(k) Plan as of the Closing shall become a participant in Buyer's 401(k) Plan as of the Closing. Continued Employees shall receive credit for all service with Seller and its Affiliates for purposes of eligibility and vesting under Buyer's 401(k) Plan.

         (b) At such time as Seller is reasonably satisfied that Buyer's 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, Seller shall cause cash or property acceptable to Buyer to be transferred to Buyer's 401(k) Plan in an amount equal to the account balances of the Continued Employees (including any outstanding loan balances in Seller's 401(k) Plan) as of the valuation date next preceding such transfer. Following such transfer of assets, Buyer shall assume all Seller's and its Affiliates' liabilities under Seller's 401(k) Plan with respect to Continued Employees and Seller and its Affiliates shall have no further liability to Buyer or any Continued Employee with respect thereto. Following such transfer of assets, Buyer shall indemnify and hold harmless Seller and its Affiliates from all costs, expenses or other damages that may result to Seller and its Affiliates from any claim by a Continued Employee for any benefit alleged to be payable under Seller's 401(k) Plan.

         Section 9.5 Non-Qualified Plans. (a) Effective as of the Closing Date, Buyer shall have in effect a non-qualified defined benefit plan ("Buyer's Non-Qualified DB Plan") and a non-qualified defined contribution plan ("Buyer's Non-Qualified DC Plan") providing benefits to Continued Employees substantially identical in all material respects to those provided under the Benefit Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Retirement Income Plan or the Bristol-Myers Squibb Company Puerto Rico, Inc. Retirement Income Plan ("Sellers Non-Qualified DB Plan") and the Benefit Equaliza tion Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol- Myers Squibb Company Savings and Investment Program ("Seller's Non-Qualified DC Plan"), respectively. Each Continued Employee participating in Sellers' Non-Qualified DB Plan or Seller's Non-Qualified DC Plan shall become a participant in Buyer's Non-Qualified DB Plan and Buyer's Non-Qualified DC Plan, respectively, as of the Closing. Continued Employees shall receive credit for all service with Seller and its Affiliates for purposes of eligibility, vesting and, as applicable, benefit accrual under Buyer's Non-Qualified DB Plan and Buyer's Non-Qualified DC Plan.

         (b) As soon as reasonably feasible after the Closing, Seller shall cause cash or property acceptable to Buyer to be transferred to (i) Buyer's Non-Qualified DB Plan in an amount equal to the actuarial present values of the accrued benefit liabilities for Continued Employees under Seller's Non-Qualified DB Plan as of the Closing, which shall be calculated in the same manner and using the same assumptions as set forth in Section 9.3(b) and (ii) Buyer's Non-Qualified DC Plan in an amount equal to the account balances of the Continued Employees as of the valuation date next preceding such transfer. Following such transfers, Buyer shall assume all Seller's and its Affiliates liabilities under Seller's Non-Qualified DB Plan and Seller's Non-Qualified DC Plan and Seller and its Affiliates shall have no further liability to Buyer or any Continued Employee with respect thereto. Buyer shall indemnify and hold harmless Seller and its Affiliates from all costs, expenses or other damages that may result to Seller and its Affiliates from any claim by a Continued Employee for any benefit alleged to be payable under Seller's Non-Qualified DB Plan or Seller's Non-Qualified DC Plan.

         Section 9.6 Medical/Dental Plans. (a) Buyer agrees that Continued Employees and their dependents eligible to participate in Seller's current medical program shall be eligible to participate in the medical and dental plans maintained or established by Buyer or its designee

("Buyer's Health Plans"), effective as of the Closing Date, the terms of which are substantially identical to those set forth on in pages HC-1 through HC-38 of the Your Benefits Booklet provided to Buyer. Any and all waiting periods and pre-existing condition clauses shall be waived under Buyer's Health Plans with respect to Continued Employees and their eligible dependents. In addition, Buyer shall cause Buyer's Health Plans to recognize any out-of-pocket medical and dental expenses incurred by Continued Employees and their eligible dependents prior to the Closing Date and during the calendar year in which such Closing Date occurs for purposes of determining their deductibles and out-of-pocket maximums under Buyer's Health Plans. During the Continuation Period, the cost to a Continued Employee under Buyer's Health Plans shall be not more than the cost to such Employee under Seller's Standard Comprehensive Medical Plan and under Seller's Comprehensive Dental Plan.

         (b) Buyer agrees to provide or cause to be provided under Buyer's Health Plans to Continued Employees (other than Continued Employees who are, as of the Closing Date, eligible to retire from the Company) who retire after the Closing Date and their dependents, the health care benefits and coverage that are substantially identical to those set forth in the Comprehensive Medical Plan Flex Summary Plan Description for Retirees of Bristol-Myers Squibb Company provided to Buyer.

         (c) Seller agrees to retain responsibility under Seller's health plans for medical and dental claims incurred by Continued Employees and their dependents prior to the Closing Date and for retiree medical benefits for Continued Employees who have retired prior to the Closing Date.

         (d) Effective as of the Closing Date, Buyer shall cause the Company to have in effect a health care reimburse ment account plan, the terms of which are substantially identical to the Health Care Reimbursement Account Plan of Seller as in effect on the Closing Date and which gives full effect to, and continues in effect, salary reduction elections made under such Seller's Plan. Prior to the Closing Date, Seller shall cause the accounts of Continued Employees under Seller's Plan to be segregated into a separate Health Care Reimbursement Account Plan to be maintained by the Company, and such Company Plan shall be assumed by Buyer or its designee on the Closing Date. It is agreed that, subject to the Closing Date occurring on or prior to December 31, 1997, Buyer shall reimburse Seller on a dollar-for-dollar basis for forfeitures of Company

Employee Accounts under such Company Plan relating to the 1997 plan year.

         Section 9.7 Short and Long-Term Disability. Buyer agrees to cause the Company to provide coverage effective as of the Closing Date to Continued Employees under Buyer's or its designee's short- and long-term disability plans, the terms of which are substantially identical to those set forth on pages D-1 through D-11 of the Your Benefits Booklet provided to Buyer, at the same cost Continued Employees are paying under Seller's plans as of the Closing Date. Any and all waiting periods and pre-existing condition clauses shall be waived under Buyer's short and long-term disability plans with respect to Continued Employees.

         Section 9.8 Life Insurance. (a) Buyer agrees to provide to each Continued Employee life insurance coverage, effective as of the Closing Date, equal to two times such employee's annual eligible compensation (as determined in accordance with Seller's current life insurance plan) and at the same cost Continued Employees are paying under Seller's plans as of the Closing Date. In addition, Buyer agrees to make available to each Continued Employee effective as of the Closing Date, optional life insurance coverage, the terms of which are substantially identical to those set forth on pages S-1 through S-19 of the Your Benefits Booklet provided to Buyer. Any and all waiting periods and proof of insurability clauses shall be waived with respect to Continued Employees under Buyer's life insurance plans or any other life insurance plans made available to Continued Employees.

         (b) Seller agrees to retain responsibility for life insurance claims incurred with respect to employees of the Company or the Subsidiary prior to the Closing Date.

         Section 9.9 Severance. Buyer or its designee agrees to adopt, effective as of the Closing Date, and maintain during the Continuation Period, a severance policy covering Continued Employees, which policy shall contain the terms that are substantially identical to those summarized on pages SP-1 through SP-11 of the Your Benefits Booklet provided to Buyer. The Continued Employees shall receive credit for all service with Seller and its Affiliates for the purpose of determining benefits under Buyer's severance plan established pursuant to this
Section 9.9.

         Section 9.10 Performance Bonuses. Buyer or its designee agrees to make or cause to be made any and all



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                                                                              51


payments to Continued Employees pursuant to the performance and incentive plans and related administrative guidelines and procedures (the "Incentive Plans") listed or described on Schedule 4.14, which relate to the fiscal year ending December 31, 1997, and which shall not have been paid to the Continued Employees prior to the Closing Date and which are fully reflected in the Closing Working Capital amount or are otherwise properly accrued. Buyer agrees to calculate and make such payments pursuant to the terms and conditions of the Incentive Plans and in a manner consistent with the Company's past practices and procedures; provided, however, that, notwithstanding any provisions of the Incentive Plans to the contrary, all Continued Employees who are employed by the Company or the Subsidiary on the Closing Date shall be entitled to receive payments pursuant to this Section 9.10, regardless of whether any such Continued Employee's employment shall be terminated for any reason within two years after the Closing Date.

         Section 9.11 Outplacement Services. During the Continuation Period, Buyer agrees to provide to each Continued Employee outplacement services consistent with the terms of the Zimmer policy listed or described on Schedule 4.14.

         Section 9.12 Relocation Benefits. During the Continuation Period, Buyer agrees to provide to each Continued Employee who is considered an exempt employee for purposes of the Fair Labor Standards Act (a) relocation benefits consistent with those listed or described on Schedule 4.14 and (b) move back benefits listed on Schedule 4.14 for any Continued Employee terminated within 24 months of his or her relocation by Seller.

         Section 9.13 Vacation Benefits. Buyer agrees to recognize all accrued and unused vacation as of the Closing Date of the Continued Employees.

         Section 9.14 Non-U.S. Employees. Exhibit 9.14-A to Schedule 9.14 lists certain employees of Seller, Zimmer or Zimmer's Affiliates who provide services outside the United States to the Company or the Subsidiary ("Non-U.S. Employees"). Buyer shall have the right to offer, or to have the Company and the Subsidiary offer, employment to some or all of the Non-U.S. Employees. To the extent reasonably practicable, any such offer shall be made contemporaneously with termination of the Transition and Distribution Services Agreement for the jurisdiction in which such Non-U.S. Employee is employed. Each such Non- U.S. Employee who accepts such offer of employment shall be



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                                                                              52


referred to as an "International Employee". Subject to applicable law, the principles applicable to Continued Employees in this Article IX shall be applied on a good faith basis to each such International Employee. Notwithstanding anything to the contrary contained herein, Buyer shall be responsible for all benefits-related claims of the International Employees incurred on or after the date of their employment by Buyer, the Company, the Subsidiary or any of their Affiliates on the same basis as set forth in Section 9.1. In addition, Buyer agrees to reimburse Seller, Zimmer or a Zimmer Affiliate for fifty percent of any severance benefits paid by Seller, Zimmer or a Zimmer Affiliate attributable to the actual or constructive termination on or after the Closing Date by Seller, Zimmer or a Zimmer Affiliate of any or all of the Non-U.S.
Employees.


                                    ARTICLE X

                               FURTHER ASSURANCES

         Section 10.1 Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 8.1, 8.4 and 8.5), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.


                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 11.1 Tax Indemnification. (a) Seller shall indemnify Buyer and its Affiliates (including the Company and the Subsidiary) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company and the Subsidiary for the Pre-Closing Tax Period (other than any such Tax for which Buyer is required to indemnify Seller pursuant to Section 11.1(b)(ii)), (ii) any Taxes resulting from the election under Section 338(h)(10) of the Code provided for in Section 12.8 and (iii) all liability as a result of Treasury Regulation ss. 1.1502-6(a) or similar provision of state, local or foreign law for Taxes of Seller or any other corporation which is or has been affiliated with Seller (other than the Company or the Subsidiary).

         (b) Buyer shall, and shall cause the Company and the Subsidiary to, indemnify Seller and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company and the Subsidiary for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period) and (ii) any Tax resulting from any action (except for the election under Section 338(h)(10) of the Code provided for in Section 12.8) taken by the Company, Buyer or any Affiliates of Buyer after the Closing on the Closing Date other than in the ordinary course of business.

         (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

                  (i) real, personal and intangible property Taxes ("Property Taxes") of the Company and the Subsidiary allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the Straddle Period; and

                  (ii) the Taxes of the Company and the Subsidiary (other than Property Taxes) allocable to the Pre- Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

Seller's indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by its payment to Buyer of the excess of (i) such Taxes for the Pre-Closing Tax Period over (ii) the amount of such Taxes paid by Seller or any of its Affiliates (other than the Company or the Subsidiary) at any time plus the amount of such Taxes paid by the Company or the Subsidiary on or prior to the Closing Date. Seller shall initially pay such excess to Buyer within fifteen business days after receipt of written notice from Buyer that payment of such amounts to the appropriate



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                                                                              54


taxing authority is due, but in no case earlier than two business days before such payment is due to the appropriate taxing authority. If the amount of such Taxes paid by Seller or any of its Affiliates (other than the Company or the Subsidiary) at any time plus the amount of such Taxes paid by the Company or the Subsidiary on or prior to the Closing Date exceeds the amount payable by Seller pursuant to the preceding sentence, Buyer shall pay to Seller the amount of such excess (i) in the case of Property Taxes, at the Closing (the "Closing Tax Adjustment Amount") and (ii) in all other cases, no later than two business days before payment for such Tax is due to the appropriate taxing authority. The payments to be made pursuant to this paragraph by Seller or Buyer with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

         Section 11.2 Other Indemnification by Seller. (a) Except as relates to Taxes, for which the sole indemnification is provided in Section 11.1, Seller shall indemnify Buyer, its Affiliates (including the Company and the Subsidiary) and each of their respective officers, directors, employees, stockholders, agents and representa tives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Seller which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto and (ii) any breach of any covenant of Seller contained in this Agreement; provided, however, that Seller shall not have any liability under clauses (i) and (ii) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto (except those related to a breach of the representations or warranties contained in Section 4.1, the first sentence of
Section 4.3(a) and Section 4.5, for which there shall be no minimum) for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $3,000,000, and then only to the extent of any such excess; provided further, however, that Seller shall not have any liability under clauses (i) and (ii) above for any individual items where the loss, liability, cost or expense relating thereto (except those related to a breach of the representations or warranties contained in Section 4.1, the first sentence of
Section 4.3 and Section 4.5, for which there shall be no minimum) is less than $25,000 and such items shall not be aggregated for purposes of the first



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                                                                              55


proviso to this Section 11.2; and provided further, however, that Seller's liability under clauses (i) and (ii) above shall in no event exceed $185,000,000(except in the case of a breach of the representations and warranties contained in Section 4.1, the first sentence of Section 4.3(a) and
Section 4.5, for which Seller's liability under clause (i) above in respect of such breach together with Seller's liability under clauses (i) and (ii) above in the aggregate shall in no event exceed the Cash Purchase Price); and provided further, however, that Seller shall not have any liability under this Section
11.2 to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Buyer or any of its Affiliates. In no event shall Seller be obligated to indemnify Buyer or any other person with respect to any matter to the extent that such matter was reflected in the calculation of the adjustment to the Cash Purchase Price, if any, pursuant to Section 2.2 or the calculation of the adjustment to the Non-U.S. Inventory Purchase Price, if any, pursuant to Section 2.3.

         (b) Buyer further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated hereby, the Company and the Subsidiary and their respective assets, liabilities and business (other than claims of, or causes of action arising from, fraud or willful and knowing breach) shall be pursuant to the indemnification provisions set forth in this
Section 11 or pursuant to the indemnification provisions stated in the other Transaction Agreements, as applicable. In furtherance of the foregoing, Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud or willful and knowing breach) it, the Company or the Subsidiary may have against Seller and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 11).

         Section 11.3 Other Indemnification by Buyer. (a) Except as relates to Taxes, for which the sole indemnification is provided in Section 11.1, Buyer shall, and shall cause the Company and the Subsidiary to, indemnify Seller, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reason-able legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto, (ii) any breach of any covenant of Buyer contained in this Agreement, (iii) any guarantee, obligation or liability under the contracts or agreements set forth on Schedule 11.3, (iv) all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before on or after the Closing Date, of the Company or the Subsidiary, including any such obligations or liabilities contained in the Contracts or any agreement, lease, license, permit, plan or commitment that, because it fails to meet the relevant threshold amount or term, is not included within the definition of Contracts, or the Benefit Plans set forth in Schedule
4.14 or any plan, fund, program, policy, contract or arrangement described in
Section 4.14 but not required to be set forth in Schedule 4.14 (collectively, the "Plans") (in each case other than items for which indemnification is provided under Section 11.2) and (v) any discontinuance, suspension or modification on or after the Closing Date of any Plan.

         (b) Seller further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud or willful and knowing breach) shall be pursuant to the indemnification provisions set forth in this Section 11 or pursuant to the indemnification provisions stated in the other Transaction Agreements, as applicable. In furtherance of the foregoing, Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud or willful and knowing breach) it, may have against Buyer and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 11).

         Section 11.4 Cooperation. Buyer and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

         Section 11.5 Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collec tively, a "Loss") and shall be
(a) increased to take account of any net Tax cost actually realized by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit (excluding as a result of any basis adjustment) actually realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

         Section 11.6 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (a) pursuant to Section 11.1, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (b) pursuant to Sections 11.2(a)(i) and 11.3(a), shall terminate when the applicable representation or warranty terminates pursuant to Article XIV and (c) pursuant to the other clauses of Sections 11.2 and 11.3 shall not terminate; provided, however, that as to clauses (a) and (b) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

         Section 11.7 Procedures Relating to Indemnification for Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than indemnification for a Tax Claim under Section 11.1



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                                                                              58


which shall be governed by Section 11.9) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indem nified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnify ing party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

         If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's



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                                                                              59


request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, neither the indemnified party nor the indemnifying party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the other party's prior written consent (which consent shall not be unreasonably withheld).

         Section 11.8 Procedures Relating to Indemnification for Other Claims (Other than Tax Claims under Section 11.1). In the event any indemnified party should have a claim against any indemnifying party under Section 11.2 or 11.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11.2 or 11.3, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

         Section 11.9 Procedures Relating to Indemnification of Tax Claims. (a) If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to Buyer, one of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives pursuant to Section 11.1 (a "Tax Claim"), Buyer shall promptly notify Seller in writing of such Tax Claim. If notice of a Tax Claim is not given to Seller within a sufficient period of time to allow Seller to effectively contest such Tax Claim, or in reasonable detail to apprise Seller of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Seller shall not be liable to Buyer, any of its Affiliates or any of their respective officers, directors, employees, stock holders, agents or representatives to the extent that Seller's position is actually prejudiced as a result thereof.

         (b) With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company or the Subsidiary for a Straddle Period), Seller shall control all proceedings taken in connection with such Tax Claim (includ-



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                                                                              60


ing selection of counsel) and, without limiting the fore going, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that, unless the Tax Claim is one with respect to federal income Taxes, to the extent a Tax Claim is reasonably expected to adversely affect the liability of Buyer, the Company or the Subsidiary for Taxes for a post-Closing Tax period, Buyer shall be entitled to participate in the defense of such Tax Claim at its own expense. Seller and Buyer shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company or the Subsidiary for a Straddle Period.

         (c) Buyer, the Company, the Subsidiary and each of their respective Affiliates shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon Seller's request) the provision to Seller of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim; provided, however, that Seller shall reimburse Buyer for the reasonable expense of making such employees available to testify.

         (d) In no case shall Buyer, the Company, the Subsidiary or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim without Seller's prior written consent. Neither party shall settle a Tax Claim relating solely to Taxes of the Company or the Subsidiary for a Straddle Period without the other party's prior written consent.


                                   ARTICLE XII

                                   TAX MATTERS

         Section 12.1 Responsibility for Preparation and Filing of Tax Returns and Amendments. (a) For any taxable period of the Company or the Subsidiary that includes (but does not end on) the Closing Date, Buyer shall timely prepare and file with the appropriate authorities all Tax



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                                                                              61


returns, reports and forms required to be filed and shall pay all Taxes due with respect to such returns, reports and forms; provided that Seller shall reimburse Buyer (in accordance with the procedures set forth in Section 11.1) for any amount owed by Seller pursuant to Section 11.1 with respect to the taxable periods covered by such returns, reports or forms. To the extent such Returns relate to the Company or the Subsidiary, Buyer shall furnish such Returns to Seller for its approval (which approval shall not be unreasonably delayed or withheld) at least 10 calendar days prior to the due date for filing such returns.

         (b) For any taxable period of the Company or the Subsidiary that ends on or before the Closing Date, Seller shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed, and shall pay all Taxes due with respect to such returns, reports and forms. To the extent that they relate to the Company and the Subsidiary, all such returns shall be prepared on a basis consistent with the past practice of the Company (or the Subsidiary, as the case may be) and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions). Buyer and Seller agree to cause the Company and the Subsidiary to file all Tax returns, reports and forms for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis.

         (c) Seller shall be responsible for filing any amended consolidated, combined or unitary Tax returns for taxable years ending on or prior to the Closing Date. For those jurisdictions in which separate Tax returns are filed by the Company or the Subsidiary, any required amended returns shall be prepared by Seller and furnished to the Company or the Subsidiary, as the case may be, for signature and filing at least 30 calendar days prior to the due date for filing such returns. To the extent that they relate to the Company and the Subsidiary, and subject to applicable Tax law, all such amended returns shall be prepared on a basis consistent with the past practice of the Company (or the Subsidiary, as the case may be) and in a manner that is not reasonably expected to adversely affect the liability of Buyer, the Company or the Subsidiary for Taxes for a post- Closing Tax period.

         Section 12.2 Cooperation. Each of Seller, the Company, the Subsidiary and Buyer shall reasonably cooperate, and shall cause their respective Affiliates,



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                                                                              62


officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company and the Subsidiary to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Company and the Subsidiary, (a) to use its best efforts to properly retain and maintain such records until such time as Seller agrees that such retention and maintenance is no longer necessary, and (b) to allow Seller and its agents and representatives (and agents or representatives of any of its Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

         Section 12.3 Refunds and Credits. Any refunds or credits of Taxes of the Company or the Subsidiary for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refunds or credits of Taxes of the Company or the Subsidiary for any taxable period beginning after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of the Company or the Subsidiary for any Straddle Period shall be equitably apportioned between Seller and Buyer. Buyer shall, if Seller so requests and at Seller's expense, cause the Company or the Subsidiary to file for and obtain any refunds or credits to which Seller is entitled under this Section 12.3. Buyer shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall cause the Company and the Subsidiary to authorize by appropriate powers of attorney such persons as Seller shall designate to represent the Company or the Subsidiary with respect to such refund claim. Buyer shall cause the Company and the Subsidiary to forward to Seller any such refund within 10 calendar days after the refund is received (or reimburse Seller for any such credit within 10 calendar days after the credit is allowed or applied against other Tax liability); provided, however, that any such amounts payable to Seller shall be net of any Tax cost (such Tax cost to be reduced by the amount of any Tax benefit related or attributable to the refund payment)



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                                                                              63


to Buyer, the Company or the Subsidiary, as the case may be, attributable to the receipt of such refund and/or the payment of such amounts to Seller. Seller and Buyer shall treat any payments under the preceding sentence that Seller shall receive pursuant to this Section 12.3 as an adjustment to the Purchase Price for United States Federal income tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Buyer or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 11.9.

         Section 12.4 Transfer Taxes. All transfer, documentary, sales, use, value added, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid 50% by Buyer and 50% by Seller, and Seller and Buyer shall cooperate in issuing all applicable government uniform invoices and timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

         Section 12.5 FIRPTA Certificate. Seller shall deliver to Buyer at the Closing a certificate in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

         Section 12.6 Buyer Activity on Closing Date. On the Closing Date, Buyer shall cause the Company and the Subsidiary to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit the Company or the Subsidiary to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or by this Agreement) that could result in Tax liability to the Company or the Subsidiary in excess of Tax liability associated with the conduct of its business in the ordinary course.

         Section 12.7 Buyer Activity Post-Closing. Buyer shall not, with respect to any Pre-Closing Tax Period,

(a) file any amended tax return with respect to the Company or the Subsidiary;
(b) carry back any loss or other Tax attribute of the Company or the Subsidiary; or (c) take any position with respect to Taxes of the Company or the Subsidiary that would have the effect of shifting income to a Pre-Closing Tax Period unless, in each case, Seller shall have consented in writing to such action by Buyer.

         Section 12.8 338 Elections. (i) Buyer shall timely make an election under Section 338(g) of the Code (and any comparable election under state or local Tax law), (ii) Buyer and Seller shall join in making an election under
Section 338(h)(10) of the Code and any comparable election under state or local Tax law with respect thereto and (iii) Buyer and Seller shall in good faith cooperate in the completion and timely filing of any such elections in accordance with the provisions of Treasury Regulation ss. 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law) or any successor provision. For purposes of executing any such elections, Buyer and Seller (and any of their Affiliates as necessary) shall jointly execute (i) IRS Form 8023-A and all attachments required to be filed therewith pursuant to applicable Treasury Regulations and (ii) any other forms required to be filed under state or local Tax law with respect to such elections, as soon as practical, but in no event later than 30 days before the date each such form is required to be filed. In connection with such elections, Seller and Buyer shall in good faith agree upon a valuation of the assets of the Company and the Subsidiary, and neither Seller nor Buyer (nor any of their respective Affiliates) shall take any position on any Tax Return or with any taxing authority that is inconsistent with the agreed valuation.


                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1 Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby aban doned at any time prior to the Closing Date:

              (a) by mutual written consent of Seller and Buyer;

              (b) by Seller if any of the conditions set forth in Section 3.2 shall have become incapable of fulfill ment, and shall not have been waived by Seller;

              (c) by Buyer if any of the conditions set forth in Section 3.1 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

              (d) by either party hereto, if the Closing does not occur on or prior to March 31, 1998; or

              (e) by either party hereto, if the Board of Directors of Seller does not approve or ratify the execution and delivery of this Agreement at its meeting on December 2, 1997.

provided, however, that the party seeking termination pursuant to clause (b),
(c) or (d) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

         Section 13.2 Return of Confidential Information. If the transactions contemplated by this Agreement are terminated as provided herein:

              (a) Buyer shall return all documents and other material received from Seller, the Company, the Subsidiary or any other Affiliate of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

              (b) all confidential information received by Buyer with respect to the businesses of Seller and its Affiliates (including the Company and the Subsidiary) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         Section 13.3 Consequences of Termination. In the event of termination by Seller or Buyer pursuant to Article XIII, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article XIII, this Agreement shall become void and of no further force or effect, except for the provisions of (a) Section 7.1 relating to the obligation of Buyer and Seller to keep confidential certain information and data obtained by it, (b) Section 15.3 relating to certain expenses, (c)
Section 8.3 relating to publicity, (d) Section 15.9 relating to finder's fees and broker's fees and (e) this Article XIII. Nothing in this Article XIII shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.


                                   ARTICLE XIV

                           SURVIVAL OF REPRESENTATIONS

         Section 14.1 Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to Taxes) shall survive the Closing solely for purposes of Sec tions 11.2 and 11.3 and shall terminate at the close of business on December 31, 1999, except that (a) the representations and warranties contained in Section 4.1, the first sentence of Section 4.3(a) and Section 4.5 shall remain in full force and effect indefinitely, (b) the representations and warranties contained in Section 4.13 shall remain in full force and effect until the third anniversary of the Closing Date and (c) the representations and warranties contained in Section 4.16(b) shall remain in full force and effect until the fifth anniversary of the Closing Date. Representations and warranties relating to Taxes shall not survive the Closing.


                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party hereto; provided, however, that Buyer may assign its right to purchase the Shares and the Other Assets hereunder to a wholly owned subsidiary of Buyer without the prior written consent of Seller; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 15.1 shall be void.

         Section 15.2 No Third-Party Beneficiaries. Except as provided in
Section 9.2, 9.6, 9.7, 9.8, 9.9, 9.10,



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                                                                              67


9.11, 9.12, 9.13 and 9.14 and Article XI, this Agreement is for the sole benefit of the parties hereto and their permit ted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         Section 15.3 Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         Section 15.4 Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.

         Section 15.5 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three calendar days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (a) if to Buyer,

              CONMED Corporation
              310 Broad Street
              Utica, New York 13501

              Attention:  Joseph J. Corasanti, Esq.

          with a copy to:

              Sullivan & Cromwell
              125 Broad Street
              New York, NY 10004

              Attention:  Robert W. Downes; and

          (b) if to Seller,

              Bristol-Myers Squibb Company
              345 Park Avenue
              New York, NY 10019-7475

              Attention:  General Counsel

          with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, New York 10019

              Attention:  Susan Webster, Esq.

         Section 15.6 Interpretation; Exhibits and Schedules; Definitions. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of the Schedules hereto shall be deemed set forth for all purposes of the Schedules to the extent relevant. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

             (b) For all purposes hereof:

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; and for the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "including" means including, without limitation.

         "Material Adverse Effect" means, with respect the Company, a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Subsidiary, taken as a whole (including the International Business and the Domestic Hall Surgical Business).

         "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

         "Prime Rate" means the rate of interest from time to time publicly announced by Citibank, N.A. in its New York office as its prime or base rate, calculated on the basis of the actual number of calendar days elapsed over 365.

             (c) The following terms have the meanings given such terms in the Sections set forth below:

                  Term                                        Section

                  Accounting Firm                             2.2(a)
                  Accrued Liability                           9.3(b)
                  Accumulated Funding Deficiency              4.14(c)
                  Additional Support Services                 8.7(b)
                  Adjusted Cash Purchase Price                2.2(b)
                  Affiliate                                   15.7(b)
                  Applicable Laws                             4.16(a)
                  Balance Sheet                               4.7(a)
                  Benefit Plans                               4.14(a)
                  Buyer                                       Preamble
                  Buyer Freight Charges                       2.3
                  Buyer's 401(k) Plan                         9.4(a)
                  Buyer's Plan                                9.3(a)
                  Buyer's Health Plans                        9.6(a)
                  Buyer's Non-Qualified DB Plan               9.5(a)
                  Buyer's Non-Qualified DC Plan               9.5(a)
                  Cash Purchase Price                         1.1(a)
                  Closing                                     2.1
                  Closing Date                                2.1
                  Closing Date Amount                         2.1
                  Closing Tax Adjustment Amount               11.1(c)
                  Closing Working Capital                     2.2(a)
                  Code                                        4.8(a)
                  Commitment Letter                           3.1(g)
                  Company                                     Preamble
                  Competitive Business                        5.5(d)
                  Confidentiality Agreement                   7.1
                  Continuation Period                         9.2
                  Continued Employees                         9.1
                  Contracts                                   4.12
                  control                                     15.7(b)
                  controlled                                  15.7(b)
                  controlling                                 15.7(b)
                  Convatec Agreement                          8.9
                  Cross Licensing Agreement                   8.8
                  Current Liabilities                         2.2(c)
                  Current Assets                              2.2(c)
                  Defined Benefit Pension Plan                4.14(f)
                  Distribution Agreement                      8.7
                  DOJ                                         8.5
                  Domestic Balance Sheet                      4.7(a)
                  Domestic Hall Surgical Business             Preamble
                  Employee Pension Benefit Plans              4.14(a)
                  Employee Welfare Benefit Plans              4.14(a)
                  Environmental Law                           4.16(b)
                  ERISA                                       4.14(a)
                  Estimated Non-U.S. Inventory
                    Purchase Price                            2.1
                  FDA                                         4.16(A)
                  Financial Statements                        4.7(a)
                  Financing                                   6.5
                  FTC                                         8.5
                  GAAP                                        2.2(c)
                  Governmental Entity                         3.1(c)
                  Hazardous Substance                         4.16(b)
                  HSR Act                                     3.1(d)
                  Incentive Plans                             9.10
                  including                                   15.7(b)
                  indemnified party                           11.7
                  Intellectual Property                       4.11
                  International Business                      Preamble
                  International Employees                     9.14
                  Leased Property                             4.10
                  Liens                                       4.2(a)
                  Loss                                        11.5
                  Manufacturing Agreement                     8.8
                  Material Adverse Effect                     15.7(b)
                  Multiemployer Plan                          4.14(h)
                  Names                                       7.3
                  Non-U.S. Employees                          9.14
                  Non-U.S. Inventory                          1.1(b)
                  Non-U.S. Inventory Purchase Price           1.1(b)
                  Non-U.S. Inventory Statement                2.4(a)
                  Notice of Disagreement                      2.2(a)
                  Notice of Inventory Disagreement            2.4(b)
                  Pension Plans                               4.14(a)
                  Pension Transition Period                   9.3(b)
                  Permitted Liens                             4.9
                  person                                      15.7(b)
                  Plans                                       11.3(a)

                  Pre-Closing Tax Period                      4.8(a)
                  Prime Rate                                  15.7(b)
                  Prohibited Transaction                      4.14(e)
                  Property Taxes                              11.1(c)
                  Purchase Price                              1.1(a)
                  Records                                     8.6(a)
                  Reportable Events                           4.14(e)
                  Seller                                      Preamble
                  Seller Accounting Policies                  2.2(c)
                  Seller Entities                             Preamble
                  Seller's 401(k) Plan                        9.4(a)
                  Seller's Non-Qualified DB Plan              9.5(a)
                  Seller's Non-Qualified DC Plan              9.5(a)
                  Seller's Plan                               9.3(a)
                  Shares                                      Preamble
                  Statement                                   2.2(a)
                  Straddle Period                             11.1(c)
                  Subsidiary Shares                           4.5
                  Subsidiary                                  Preamble
                  Tax                                         4.8(a)
                  Tax Claim                                   11.9(a)
                  Taxes                                       4.8(a)
                  Third Party Claim                           11.7
                  Transaction Documents                       4.1
                  Transition Distribution and
                  Services Agreement                          8.7
                  Unfunded Benefit Liabilities                4.14(a)
                  Warrant                                     1.1(a)
                  Warrant Agreement                           2.1
                  WC Amount                                   2.2(b)
                  Working Capital                             2.2(c)
                  Zimmer U.S. Receivables                     1.1(b)
                  Zimmer                                      Preamble

         Section 15.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         Section 15.8 Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein, in the other Transaction Documents or in the Confidentiality Agreement.

         Section 15.9 Fees. Each party hereto hereby represents and warrants that (a) the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Morgan Stanley & Co. Incorporated with respect to Seller and Smith Barney Inc. with respect to Buyer and (b) each party shall pay all fees or commissions which may be payable to the firm so named with respect to such party.

         Section 15.10 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforce able in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         Section 15.11 Consent to Jurisdiction. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Transaction Documents or any transaction contemplated hereby. Each of Buyer and Seller agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15.11. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and



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                                                                              73


hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 15.12 Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Transaction Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Transaction Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 15.12.

         SECTION 15.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                       BRISTOL-MYERS SQUIBB COMPANY,


                                         by
                                             ----------------------------
                                             Name:
                                             Title:


                                       CONMED CORPORATION,

                                         by
                                             ----------------------------
                                             Name:
                                             Title: